The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted


PRELIMINARY  PROSPECTUS

                                2,400,000 SHARES


                            NEOSURG TECHNOLOGIES, INC.


                                  COMMON STOCK

     This is an initial public offering of up to 2,400,000 shares of our common stock.

      The shares will be sold by NeoSurg Technologies, Inc. We will be selling our shares in a direct participation offering, 240,000 share minimum, 2,400,000 share maximum" basis.

     Prior to this offering, there has been no public market for our common stock, and it is possible that no such trading will commence for a substantial period of time after the first closing of this offering or at all. We intend to apply for listing of our common stock on the Nasdaq SmallCap Market. We estimate that the public offering price of our common stock will be $6.75 per share.

THE SHARES OFFERED INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION. YOU SHOULD CAREFULLY READ AND CONSIDER THE "RISK FACTORS," COMMENCING ON PAGE 8 FOR INFORMATION THAT SHOULD BE CONSIDERED IN DETERMINING WHETHER TO PURCHASE ANY OF THE SHARES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           Number of    Price                                 Proceeds
            Shares      to  Public   Fees        Expenses     to  NeoSurg
Minimum       240,000   $6.75        $81,000     $100,000     $  1,439,000
Maximum     2,400,000   $6.75        $810,000    $100,000     $ 15,290,000


The  date  of  this  Prospectus  is  April  4,  2000

                                TABLE OF CONTENTS

PROSPECTUS  SUMMARY. . . . . . . . . . . . . . . . . . . . . . . 4

THE  OFFERING  . . . . . . . . . . . . . . . . . . . . . . . . . 6

SUMMARY  FINANCIAL  INFORMATION  . . . . . . . . . . . . . . . . 7

RISK  FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . 8

FORWARD  LOOKING  STATEMENTS  . . . . . . . . . . . . . . . . . 16

USE  OF  PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . 17

CAPITALIZATION. . . . . . . . . . . . . . . . . . . . . . . . . 18

DILUTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

MANAGEMENT'S  DISCUSSION  AND  ANALYSIS . . . . . . . . . . . . 20

BUSINESS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

MANAGEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . 30

CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTION . . . . . . . 31

PRINCIPAL  STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . 32

PLAN  OF  DISTRIBUTION. . . . . . . . . . . . . . . . . . . . . 33

DESCRIPTION  OF  CAPITAL  STOCK. . . . . . . . . . . . . . . .  35

LEGAL  MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . 39

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39

WHERE  YOU  CAN  FIND  MORE  INFORMATION. . . . . . . . . . . . 39

                                  [ GRAPHIC OMITTED ]

                               PROSPECTUS SUMMARY

NEOSURG  TECHNOLOGIES,  INC.

     We are a development stage, medical device company. Since our inception in July of 1997, our efforts have been principally devoted to research and development of the T2000, securing patent protection, and raising capital. We are a designer and manufacturer of minimally invasive surgical devices. Minimally invasive surgery is surgery of the chest, abdomen, spine and pelvis, done with the aid of a viewing scope, and specially designed surgical instruments. The scope allows the surgeon to perform major surgery through several tiny openings without the need for a large incision. Surgery has traditionally required making large incisions, 12 to 24 inches long to perform surgery. This incision, and the significant dissection needed to allow the surgeon to visualize the field, are the parts of the operation that cause most of the pain and contribute to slow patient recovery.

     Laparoscopic surgery is a technique, which allows the surgeon to perform the operation through multiple small incisions with the aid of a video camera and special instruments. Laparoscopic surgery is also called minimally invasive surgery.

A trocar is a surgical instrument used to make a small portal entry into the body cavity for minimally invasive surgery. The trocar is then used as an access device through which instruments and other items necessary for a particular surgical procedure are passed. We believe that today's cost conscious healthcare environment will require increasing use of reusable surgical instrumentation as a method of controlling increasing operating room costs. With that in mind, we set out to develop a trocar, the utilitarian instrument common to all laparoscopic procedures, that provided superior cost savings to hospitals and superior performance and features for surgeons. The T2000 Reusable Trocar System is the result of our efforts.

In today's healthcare environment, cost control has become a major factor in the assessment of surgical Trocar systems. Reusable surgical instrumentation, rather than single-use disposable devices, is currently one of the most commonly used solutions to increasing operating room costs. The T2000 combines the convenience of a disposable trocar and the cost savings of a reusable trocar without sacrificing the quality of its construction or the features that it offers surgeons. The T2000 utilizes a consistently sharp, replaceable tip and a reliable shielding mechanism for the tip that permits the T2000 to be easily cleaned while also offering quality construction, state of the art materials, and interchangeability. We believe that the T2000 will uniquely satisfy the desire of hospitals and their administrators to control soaring costs while also meeting the demands of surgeons for versatility and quality of construction.

     Since our inception in July of 1997, our efforts have been principally devoted toward the research and development of the T2000 Reusable Trocar System, also referred to as the T2000, securing patent protection for the T2000, and raising capital necessary to support those endeavors.

     Consulting  and  offering  expense

     Although this is a direct participation offering, we have entered into a consulting agreement with Millennium Capital Quest, 222 Munson Road, Wolcott, CT 06716 to provide marketing, financial public relations, financial consulting and development services pursuant to which they will be entitled to a fee of 5% of the funds raised in this offering and an additional 4.9% of the common stock sold in this offering.


Our principal executive offices are located at 17300 El Camino Real, Suite 110, Houston, Texas 77058. Our telephone number is 281.461.6211; fax 281.461.6213.

AN ELECTRONIC FORMAT OF THIS PROSPECTUS IS AVAILABLE ON OUR INTERNET WORLD WIDE WEB SITE AT HTTP://WWW.NEOSURG.COM.

     NO ONE HAS AGREED TO BUY ANY OF OUR SHARES, AND THERE IS NO ASSURANCE THAT ANY SALES WILL BE MADE.

     THE PRICE OF THE SHARES HAS BEEN DETERMINED SOLELY BY US, AND DOES NOT BEAR ANY DIRECT RELATIONSHIP TO OUR ASSETS, OPERATIONS, BOOK OR OTHER ESTABLISHED CRITERIA OF VALUE.

     PROSPECTIVE INVESTORS MUST PURCHASE THE SHARES IN INCREMENTS OF 300 SHARES. UNTIL WE HAVE SOLD AT LEAST 240,000 SHARES, WE WILL NOT ACCEPT SUBSCRIPTIONS FOR ANY SHARES. ALL PROCEEDS OF THIS OFFERING WILL BE DEPOSITED IN A NON-INTEREST BEARING ESCROW ACCOUNT. AFTER SUBSCRIPTIONS FOR A MINIMUM OF 240,000 SHARES HAVE BEEN RECEIVED, WE WILL BE ENTITLED TO RECEIVE THE OFFERING PROCEEDS SUBMITTED WITH THE SUBSCRIPTIONS FROM THE ESCROW ACCOUNT, AND WILL BE ENTITLED TO RECEIVE ALL OFFERING PROCEEDS WITHOUT THE REQUIREMENT THAT SUCH PROCEEDS EXCEED A MINIMUM AMOUNT.

WE HAVE THE RIGHT TO ACCEPT OR REJECT ANY SUBSCRIPTIONS FOR SHARES OFFERED IN WHOLE OR IN PART. THIS OFFERING WILL REMAIN OPEN UNTIL ALL SHARES OFFERED ARE SOLD OR JULY 31, 2000, WHICHEVER IS EARLIER. WE MAY EXTEND THIS OFFERING UNTIL DECEMBER 31, 2000.

                                  THE OFFERING


Shares  Offered         2,400,000 shares of common stock,  no par value
Price  Per  Share       $6.75

Shares  Outstanding After  Offering

Minimum                 13,240,284
Maximum                 15,506,124

Use  of Proceeds        For general corporate purposes, including working
                        capital  and  capital  expenditures.

Proposed Symbol
for Common Stock
on the Nasdaq Small
Cap  Market(1)          NEOS


     Until we have sold at least 240,000 shares, we will not accept subscriptions for any shares. All proceeds of this offering will be deposited in a non-interest bearing escrow account. After subscriptions for a minimum of 240,000 shares have been received, we will be entitled to receive the offering proceeds submitted with the subscriptions from the escrow account, and will be entitled to receive all offering proceeds without the requirement that such proceeds exceed a minimum amount.

     We have the right to accept or reject any subscriptions for shares offered in whole or in part. This offering will remain open until all shares offered are sold or July 31, 2000, whichever is earlier. We may extend this offering until December 31, 2000.

     There is no current public market for our shares of common stock. We plan to apply for listing of the common stock on the Nasdaq SmallCap Market. See "Risk Factors -- We May Never Become Listed on NASDAQ or We May Become Delisted".

     The securities are not being offered or sold in any jurisdiction where their offer or sale is not permitted.

     You should rely only on the information contained or incorporated by reference in this prospectus. No one has been authorized to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of such documents.

                          SUMMARY FINANCIAL INFORMATION

     The following tables present our summary operating data derived from our audited financial statements for the fiscal years ended December 31, 1997, 1998 and 1999 and summary balance sheet data derived from our audited financial for the year ended December 31, 1999, and unaudited adjusted balance sheet data that gives effect to the payment of $81,000 consulting fees and approximately $100,000 of other estimated offering expenses assuming the minimum offering is completed and the payment of $810,000 consulting fees and approximately $100,000 of other estimated offering expenses assuming the maximum offering is completed.

              Years ended December 31:
                                                  1999         1998        1997
STATEMENTS  OF  OPERATING  DATA:

Revenues                                         $ --         $ --        $ --
Costs  and  expenses:
          Professional expenses                  $115,264     103,073     20,401
          Selling, general and Administrative     370,203     350,592     89,959
          Research and development                 54,587      28,331     54,887
Operating loss                                   (540,054)   (481,996) (165,247)
                                                 ---------   ---------  --------

Other income - interest                            42,355      34,936     24,747
Net loss                                        $(497,699)  $(447,060)$(410,500)
                                               ==========  ==========  =========

Basic and diluted earnings per share - pro forma,  $(0.04)   $(0.04)     $(0.01)
                                                  =======     =======  =========

assuming 12,000,000 shares had been
outstanding for 1999, 1998 and 1997

BALANCE SHEET DATA:       Actual
                         December 31,     As Adjusted     As Adjusted
                           1999             Minimum         Maximum
Working capital          $260,360          $1,699,360     $15,550,360
Property and equipment   $37,481              $37,481         $37,481
Total stockholders'
Equity                   $301,841          $1,740,841     $15,591,841

                                  RISK FACTORS

     The  common  stock  offered in this prospectus is speculative and involve a high degree of risk. Only those persons able to lose their entire investment should purchase any of our common stock. Prior to making an investment decision, you should carefully read this prospectus and consider, along with other matters referred to in this prospectus, the following risk factors.

     WE WILL FACE RISKS ENCOUNTERED BY DEVELOPMENT STAGE COMPANIES IN MEDICAL EQUIPMENT-RELATED BUSINESSES AND MAY BE UNSUCCESSFUL IN ADDRESSING THESE RISKS.

     We face risks frequently encountered by development stage companies in new and rapidly evolving markets including the market for new medical equipment technologies. We may not succeed in addressing these risks, and our business
strategy  may  not  be  successful.   We  may be unable to attract hospitals and
surgeons to our product. We may also not succeed in managing our expanding operations as we emerge from this development phase.

AS A DEVELOPMENT STAGE SURGICAL DEVICE COMPANY WITH NO OPERATING HISTORY WE MAY FACE BARRIERS.

     We will face risks encountered by development stage companies. We may not be successful in penetrating barriers such as companies with greater resources and existing contracts with hospitals.

     IT  IS  DIFFICULT  TO  PREDICT  OUR  FUTURE  PERFORMANCE.

     Our limited operating history makes predicting our future performance difficult and does not necessarily provide investors with a meaningful basis for evaluating an investment in our common stock. Although we commenced operations in 1997, we will not begin generating any revenue until after marketing efforts commence in the year 2000.

     DETERMINATION  OF  OFFERING  PRICE

     No investment banker, appraiser or other independent third party has been consulted concerning this offering or the fairness of the offering price of the shares. We have arbitrarily determined the offering price and other terms relative to the shares offered. The offering price may not bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, since we do not have a professional underwriter, we may not be able to sell shares as quickly and we may not be able to sell as many shares.

THE LOSS OF THE SERVICES OF ANY OF OUR EXECUTIVE OFFICERS OR KEY PERSONNEL WOULD LIKELY HARM OUR BUSINESS.

Our future success depends to a significant extent on the efforts and abilities of our senior management, particularly Peter O'Heeron, our President and Chief Executive Officer, and other key employees, including our technical and sales personnel. The loss of the services of any of these individuals could harm our business. We may be unable to attract, motivate and retain other key employees in the future. Competition for employees in our industry is intense, and in the past we have experienced difficulty in hiring qualified personnel.

     WE FACE INTENSE COMPETITION FOR SALES AND MAY BE UNABLE TO COMPETE SUCCESSFULLY.

     Many of our existing competitors, as well as a number of potential new competitors, have greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than us. These advantages may allow them to respond more quickly and effectively to new or emerging technologies and changes in customer or client requirements. It may also allow them to engage in more extensive research and development, undertake farther-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential employees, and strategic partners. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to increase the ability of their products or services to address the needs of our prospective customers.

     IF THE ACCEPTANCE OF REUSABLE TROCAR SYSTEMS DOES NOT CONTINUE OR INCREASE, OUR BUSINESS WILL SUFFER.

     The demand for reusable trocar systems may not develop to a level sufficient to support our continued operations or may develop more slowly than we expect. We expect to derive a significant portion of our revenues from customers who first test our equipment. If the results of these tests are not positive, it will become difficult to attract new customers to our products.

     IF WE ARE UNABLE TO ADAPT TO RAPID CHANGES IN THE TROCAR AND SURGICAL INSTRUMENT FIELD, OUR BUSINESS WILL SUFFER.

     Surgery is characterized by rapidly changing technologies, frequent new product and service introductions, short development cycles and evolving industry standards. We may incur substantial costs to modify our products to adapt to these changes and to maintain and improve the performance, features and reliability of our products. We may be unable to successfully develop new products on a timely basis or achieve and maintain market acceptance.

     WE  FACE  RISKS  FROM  POTENTIAL  GOVERNMENT  REGULATION  AND  OTHER  LEGAL
UNCERTAINTIES  RELATING  TO  THE  MEDICAL  DEVICE  FIELD.

Laws  and  regulations  that  apply  to  the  medical  field  are  becoming more
prevalent.   The  adoption  of  such laws could create uncertainty in use of the equipment  and  reduce  the  demand  for  our  products.

     WE WILL HAVE BROAD DISCRETION IN THE USE OF THE NET PROCEEDS FROM THIS OFFERING, AND THERE IS A RISK THAT WE MIGHT USE THEM INEFFECTIVELY.

     We will have broad discretion over how we use the net offering proceeds, and we could spend the proceeds in ways with which you might not agree. We cannot assure you that we will use these proceeds effectively. We plan to use the proceeds from this offering for development, inventory, marketing, intellectual property acquisition, hiring and working capital and general corporate purposes. We have not definitively determined how we will allocate proceeds among these uses, particularly in the event that more than the minimum amount is raised in this offering. Our business strategy includes possible growth through acquisitions, and we may use a substantial portion of the offering proceeds to buy businesses we have not yet identified.

     THE PROCEEDS FROM THIS OFFERING MAY NOT BE SUFFICIENT AND WE MAY NOT SELL THE MINIMUM NUMBER OF SHARES.

We may accept subscriptions for the sale of shares to investors if at least 240,000 shares have been sold, which is the minimum number of shares that may be sold in this offering. In the event we sell only such minimum amount, do not sell the minimum amount, or any amount which is significantly less that the maximum amount of 2,400,000 shares offered in this offering, are sold, we may not be able to develop our products and services and increase our market share in markets in which we compete as aggressively as if more shares were sold.

     WE MAY NOT BE ABLE TO CONTINUE AS A GOING CONCERN IF WE ARE NOT SUCCESSFUL IN THIS OFFERING.

     We feel that we can meet our need for capital if we sell the minimum number of shares in this offering. However, if we are not successful in selling the minimum number of shares, we may not be able to continue as an operating entity.

     IMMEDIATE  DILUTION

     Purchasers of the shares being sold in the offering will experience immediate and substantial dilution in the net tangible book value of their shares.

     THE COMMON STOCK HAS NO TRADING MARKET, AND WE CANNOT PREDICT WHEN OR WHETHER AN ACTIVE TRADING MARKET WILL DEVELOP.

     There has not been a public market for our common stock. We are not sure when the common stock will start trading, and this may not occur until well after the first closing of this offering. We could decide not to facilitate the commencement or continuation of a trading market for the common stock for an extended period. We cannot predict the extent to which investor interest in our common stock will lead to the development of an active trading market or how liquid that market might become if trading of our common stock arises.

     THE PRICE IS LIKELY TO BE VOLATILE AND MAY FALL BELOW THE INITIAL PUBLIC OFFERING PRICE.

     If a market for our common stock does develop, trading volumes may be light and the price at which our stock trades may be volatile. Additionally, the stock markets generally experience significant price and volume fluctuations, and the market prices of securities have been particularly volatile. Investors may be unable to resell their shares at or above the initial public offering price. In the past, companies that have experienced significant volatility in the market price of their stock have been subject to securities class action litigation. A securities class action lawsuit against us could result in substantial costs and a diversion of management's attention and resources.

     EXISTING STOCKHOLDERS WILL BE ABLE TO EXERCISE CONTROL OF OUR COMMON STOCK AND MAY MAKE DECISIONS THAT ARE NOT IN THE BEST INTERESTS OF ALL STOCKHOLDERS.

     Insider control of a large amount of our common stock could have an adverse effect on the market price of our common stock. At the completion of this offering our senior officers, board of directors and other shareholders who purchased their shares in private placements before this offering will beneficially own approximately 76.4% of the outstanding shares of our common stock if the maximum number of shares of common stock offered are sold or 96.5% of the outstanding shares of our common stock if the minimum 240,000 shares of common stock offered are sold. This concentration of ownership may have the effect of delaying or preventing a change of control of NeoSurg Technologies, Inc. even if this change of control would benefit shareholders.

     WE  MAY  FACE  RISKS  ASSOCIATED  WITH  OFFERING  NEW  MEDICAL  PRODUCTS.

We expect to introduce new products in order to generate additional revenues, attract more customers, and respond to competition. There can be no assurance that we will be able to offer new products in a cost-effective or timely manner or that any such efforts would be successful. Furthermore, any new product that we launch that is not favorably received by our clinical and administrative customers could damage our reputation or our brand name. Expansion of our product lines could also require significant additional capital and may strain our management, financial and operational resources. Our inability to generate revenues from such expanded product sales sufficient to offset their cost could have a material adverse effect on our business, financial condition and results of operations.

     WE MAY EXPERIENCE CUSTOMER DISSATISFACTION AND OUR REPUTATION COULD SUFFER IF WE FAIL TO MANUFACTURE ENOUGH TROCARS AND TIPS TO MEET OUR CUSTOMERS' DEMANDS.

     We rely on third-party manufacturers to assemble and manufacture the components of the T2000 system. If we fail to produce enough products at a third-party manufacturing facility, if we experience a termination or modification of any manufacturing arrangement with a third party, we may be unable to deliver products to our customers on a timely basis. Our failure to deliver products on a timely basis could lead to customer dissatisfaction and damage our reputation.

WE MAY INCUR SIGNIFICANT COSTS FROM CLASS ACTION LITIGATION DUE TO OUR EXPECTED STOCK VOLATILITY.

     Our stock price may fluctuate for many reasons, including addition or departure of key company personnel, variations in our quarterly operating results and changes in market valuations of medical device companies. Recently, when the market price of a stock has been volatile as our stock price may be, holders of that stock have occasionally instituted securities class action litigation against NeoSurg Technologies that issued the stock. If any of our stockholders were to bring a lawsuit of this type against us, even if the lawsuit is without merit, we could incur substantial costs defending the lawsuit. The lawsuit could also divert the time and attention of our management.

     OUR ABILITY TO MARKET AND SELL OUR PRODUCTS AND GENERATE REVENUE DEPENDS UPON RECEIPT OF DOMESTIC AND FOREIGN REGULATORY APPROVAL OF OUR PRODUCTS AND MANUFACTURING OPERATIONS.

     Before we can market new products in the United States we must obtain clearance from the United States Food and Drug Administration, or FDA. If the FDA concludes that any of our products do not meet the requirements to obtain clearance of a premarket notification under Section 510(k) of the Food, Drug and Cosmetic Act, then we would be required to file a premarket approval application. The approval process for a premarket approval application is lengthy, expensive and typically requires extensive preclinical and clinical trial data. We may not obtain clearance of a 510(k) notification or approval of a premarket approval application with respect to any of our products on a timely basis, if at all. If we fail to obtain timely clearance or approval for our products, we will not be able to market and sell our products, which will limit our ability to generate revenue. We may also be required to obtain clearance of a 510(k) notification from the FDA before we can market certain previously marketed products which we modify after they have been cleared. We have made certain enhancements to our currently marketed products which we have determined do not necessitate the filing of a new 510(k) notification. However, if the FDA does not agree with our determination, it will require us to file a new 510(k) notification for the modification and we may be prohibited from marketing the modified device until we obtain FDA clearance.

     The FDA also requires us to adhere to current Good Manufacturing Practices regulations, which include production design controls, testing, quality control, storage and documentation procedures. The FDA may at any time inspect our facilities to determine whether adequate compliance has been achieved.
Compliance with current Good Manufacturing Practices regulations for medical devices is difficult and costly. In addition, we may not continue to be compliant as a result of future changes in, or interpretations of, regulations by the FDA or other regulatory agencies. If we do not achieve continued compliance, the FDA may withdraw marketing clearance or require product recall. When any change or modification is made to a device or its intended use, the manufacturer may be required to reassess compliance with current Good Manufacturing Practices regulations, which may cause interruptions or delays in the marketing and sale of our products. Sales of our products outside the United States are subject to foreign regulatory requirements that vary from country to country. The time required to obtain approvals from foreign countries may be longer or shorter than that required for FDA approval, and requirements for foreign licensing may differ from FDA requirements.

     The Federal, state and foreign laws and regulations regarding the manufacture and sale of our products are subject to future changes, as are administrative interpretations of regulatory agencies. If we fail to comply with applicable federal, state or foreign laws or regulations, we could be subject to enforcement actions, including product seizures, recalls, withdrawal of clearances or approvals and civil and criminal penalties.

     PRODUCT  DEFECTS  COULD  DELAY  OR  PREVENT  MARKET  ACCEPTANCE.

     Products as complex as those that we offer may contain undetected errors or failures when first introduced or as new versions are released. Despite testing internally or by current or potential customers, errors may be found in new products after commencement of commercial delivery, resulting in loss of or delay in market acceptance.

     Although we have a limited number of ongoing current installation projects, development may not be completed successfully on time or within our projected cost or projects may not include the features required to achieve market acceptance. The enhancements we make to our products may not keep pace with broadening market requirements.

     UNCERTAIN  PROTECTION  OF  INTELLECTUAL  PROPERTY,  RISKS  OF  THIRD-PARTY
LICENSES.

     We regard our patents, copyrights, service marks, trademarks, trade dress, trade secrets, and similar intellectual property as critical to our success, and rely on patent, trademark and copyright law, trade secret protection and confidentiality and/or license agreements with employees, customers, partners and others to protect our proprietary rights. We hold three patents and have two patent applications pending. We have applied to register several trademarks and service marks in the United States. We may not seek or achieve effective trademark, service mark, copyright and trade secret protection in every country in which the our products and services are made available online. There can be no assurance that the steps we have taken to protect our proprietary rights will be adequate or that third parties will not infringe, reverse engineer or misappropriate our patents, copyrights, trademarks, trade dress and similar proprietary rights. In addition, there can be no assurance that other parties will not assert infringement claims, including patent infringement claims, in which case we may have to defend or protect our patents at significant cost.

     WE MAY BE REQUIRED TO BRING LITIGATION TO ENFORCE OUR INTELLECTUAL PROPERTY RIGHTS, WHICH MAY RESULT IN SUBSTANTIAL EXPENSE AND MAY DIVER OUR ATTENTION FROM THE IMPLEMENTATION OF OUR BUSINESS STRATEGY.

     We believe that the success of our business depends, in part, on obtaining patent protection for our products, defending our patents once obtained and preserving our trade secrets. We rely on a combination of contractual provision, confidentially procedures and patent, trademark and trade secret laws to protect the proprietary aspects of our technology. These legal measures afford only limited protection and competitors may gain access to our intellectual property and proprietary information. Litigation may be necessary to enforce our intellectual property rights, to protect our trade secrets and to determine the validity and scope of our proprietary rights. Any litigation could result in substantial expense and diversion of our attention from the growth of the business and may not be adequate to protect our intellectual property rights.


WE MAY BE SUED BY THIRD PARTIES, WHICH CLAIM THAT OUR PRODUCTS INFRINGE ON THEIR INTELLECTUAL PROPERTY RIGHTS, PARTICULARLY BECAUSE THERE IS SUBSTANTIAL UNCERTAINTY ABOUT THE VALIDITY AND BREADTH OF MEDICAL DEVICE PATENTS.

     We may be exposed to future litigation by third parties based on claims that our products infringe the intellectual property rights of others. This risk is exacerbated by the fact that the validity and breadth of claims covered in medical technology patents involve complex legal and factual questions for which important legal principles are unresolved. Any litigation or claims against us, whether or not valid, could result in substantial costs, could place a significant strain on our financial resources and could harm our reputation. This risk could also force us to cease selling or using any of our products along with having to obtain a license from the holder of the infringed intellectual property or redesign our products. These consequences may be time-consuming and adversely effect our financial performance.

     RISKS  ASSOCIATED  WITH  POTENTIAL  ACQUISITIONS.

     As part of our business strategy, we may make acquisitions of, or significant investments in, complementary companies, products or technologies. Any such future acquisitions would be accompanied by the risks commonly encountered in acquisitions of companies. Such risks include, among other things:

     the difficulty of assimilating the operations and personnel of the acquired companies, the diversion of resources from our existing businesses, and technologies, the inability of management to maximize our financial and strategic position through the successful incorporation of the acquired technology into our products and services, additional expense associated with amortization of acquired intangible assets, the maintenance of uniform standards, controls, procedures and policies, and
     There can be no assurance we would be successful in overcoming these risks or any other problems encountered with such acquisitions, and our inability to overcome such risks could have a material adverse effect on our business, financial condition and results of operations.

     WE MAY NOT FIND ADEQUATE GENERAL LIABILITY, COMMERCIAL INSURANCE, OR PRODUCT LIABILITY INSURANCE.

     Although we carry general liability, product liability and commercial insurance, there can be no assurance that this insurance will be adequate to protect us against any general, commercial and/or product liability claims. Any general, commercial and/or product liability claim which is not covered by such policy, or is in excess of the limits of liability of such policy, could have a material adverse effect on our financial condition. There can be no assurance that we will be able to maintain this insurance on reasonable terms.

     WE COULD BE EXPOSED TO SIGNIFICANT PRODUCT LIABILITY CLAIMS, WHICH COULD DIVERT MANAGEMENT ATTENTION AND ADVERSELY AFFECT OUR CASH BALANCES, OUR ABILITY TO OBTAIN AND MAINTAIN INSURANCE COVERAGE AT SATISFACTORY RATES OR INADEQUATE AMOUNTS AND OUR REPUTATION.

     The manufacture and sale of our products expose us to product liability claims and product recalls, including those which may arise from misuse or malfunction of, or design flaws in, our products or use of our products with components or systems not manufactured or sold by us. Product liability claims or product recalls, regardless of their ultimate outcome, could require us to spend significant time and money in litigation or to pay significant damages. We currently maintain insurance; however, it might not cover the costs of any product liability claims made against us. Furthermore, we may not be able to obtain insurance in the future at satisfactory rates or in adequate amounts.

     NO  DIVIDENDS

     We have never paid any cash dividends on the common stock and we do not anticipate paying any dividends in the foreseeable future.

     POSSIBLE ISSUANCE OF SUBSTANTIAL AMOUNTS OF ADDITIONAL SHARES WITHOUT STOCKHOLDER APPROVAL COULD DILUTE STOCKHOLDERS.

As of the date of this prospectus, we have an aggregate of 12,988,524 shares of common stock outstanding and the ability to issue up to 7,011,476 additional shares. Although there are no other material present plans, agreements, commitments or undertakings with respect to the issuance of additional shares of common stock or securities convertible into any such shares, other than in connection with the exercise of outstanding stock options, any shares issued would further dilute the percentage ownership of our common stock held by our stockholders.

     SHARES  HELD  BY  INSIDERS

Only 988,524 of the 12,988,524 outstanding shares of our common stock are currently restricted under the federal securities laws from public resale. If a large number of such shares are sold, it may adversely affect the price for your shares.

     WE  MAY  NEVER  BECOME  LISTED  ON  NASDAQ.

     We intend to apply for listing of our common stock on the NASDAQ SmallCap Market and we hope that the shares will trade on NASDAQ immediately upon the initial closing of the offering. Under NASDAQ criteria, an issuer seeking initial inclusion of its securities on NASDAQ is required to meet certain threshold levels relating to assets, market capitalization, net income, market value of public float, minimum bid price and number of registered market makers, among others. There is no assurance that the shares will ever be approved for inclusion on NASDAQ. The inability to have the shares listed on NASDAQ could materially hinder the development of a public trading market for the shares. Any delisting could cause a material decline in the market price of the shares if a market should develop and adversely affect the liquidity of the shares.

     PENNY  STOCK  REGULATION

     The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Prior to a transaction in a penny stock, a broker-dealer is required to:

- deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market;

- provide the customer with current bid and offer quotations for the penny stock;

- explain the compensation of the broker-dealer and its salesperson in the transaction;

- provide monthly account statements showing the market value of each penny stock held in the customer's account; and

- make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

     These requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If our shares becomes subject to the penny stock rules, investors may find it more difficult to sell their shares in the event they becomes otherwise freely resalable.

     AS  A  NEW  PUBLIC  COMPANY  WE  MAY  NOT BE ABLE TO ATTRACT MARKET MAKERS.

     There is currently no public trading market for the shares. The development of a public trading market depends upon not only the existence of willing buyers and sellers, but also on market makers. Following the completion of the first closing under this offering, broker-dealers may become the principal market makers for the shares. Under these circumstances, the market bid and asked prices for the shares may be significantly influenced by decisions of the market makers to buy or sell the shares for their own account, which may be critical for the establishment and maintenance of a liquid public market in the shares. Market makers are not required to maintain a continuous two-sided market and are free to withdraw firm quotations at any time. Additionally, in order to become listed on the NASDAQ SmallCap Market, we need to have at least three registered and active market makers. We currently have no market makers. No assurance can be given that any market making activities of any market makers, if commenced, will be continued.

     IF WE ARE UNABLE TO STRENGTHEN OUR BRAND NAMES, WE MAY BE UNABLE TO COMPETE EFFECTIVELY AGAINST COMPETITORS WITH GREATER BRAND NAME RECOGNITION.

     We have not historically emphasized and have no current plans to significantly attempt to strengthen our brand name. As competitive pressures in the medical equipment industry increase, due to the budget constraints of medical and surgical centers, brand name strength may become increasingly important. If we do not strengthen our brand names, we may be unable to maintain or increase orders, which would be expected to lead to decreased revenues. We may in the future devote substantial resources to promote "NeoSurg" or other brand names. The reputation of our brand name will depend on our ability to produce high quality products, and to provide a high-quality customer service.

                           FORWARD LOOKING STATEMENTS

     This prospectus includes "forward-looking statements" which appear in a number of places and include statements regarding our plans, beliefs, intentions and expectations. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe," "estimate," "anticipate," "continue," or similar terms, variations of those terms or the negative of those terms. Actual results or events may differ materially from those suggested by the forward-looking statements for various reasons including. Potential risks and uncertainties include among other things, such factors as:

-     the  intense  competition  in  our  industry;
-     the  growth  of  reusable  medical  instruments  applications;
-     the  marketing  strength  of  our  competitors;
-     the  market  acceptance  and  sales  of  our  products;
- the competitive environment in which hospitals and other medical organizations have existing group purchasing organizations (GPO's) to reduce their purchasing costs;
- our ability to develop, maintain or increase our domestic or international market share;
- the other factors disclosed and discussed under "Risk Factors" and in other sections of this prospectus.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, we do not assume responsibility for the accuracy and completeness of the forward-looking statements after the date of this prospectus.

                                 USE OF PROCEEDS

     The gross proceeds to us from the sale of the common stock after deducting offering expenses are expected to be approximately $1,620,000 if the minimum number of 240,000 shares is sold, approximately $8,000,000 if 1,185,185 shares are sold and $16,200,000 if the maximum number of 2,400,000 shares is sold. These proceeds are intended to be utilized as follows:

Application of Proceeds                        Minimum     Midpoint     Maximum
-----------------------                        -------     --------     -------
Intellectual property
/ product line acquisition                $ 275,000     $ 3,000,000  $ 5,000,000
Product development                         125,000       1,500,000    3,200,000
Marketing and advertising                   319,000         890,000    1,915,000
Additional personnel                        200,000         500,000    1,075,000
Insurance                                    35,000          60,000      100,000
Inventory                                   120,000         350,000    1,000,000
Equipment                                    25,000         100,000    1,000,000
Consulting fees                              81,000         400,000      810,000
Offering expenses                           100,000         100,000      100,000
Working capital and
general corporate purposes                  340,000       1,100,000    2,000,000
                                        -----------     -----------  -----------
                                        $ 1,620,000     $ 8,000,000  $16,200,000
                                        -----------     -----------  -----------

     The amounts set forth above are estimates. The actual amount expended to finance any category of expenses may be increased or decreased by management, in its discretion, if a reapportionment or redirection of funds is deemed to be in our best interests. The level and timing of expenditures necessary for each of the intended uses described above will depend upon numerous factors, including the progress of our product development activities, the timing and amount of revenues resulting from our operation and changes in competitive or technological conditions in our industry. If the minimum amount is raised, our expansion plans will be limited.

     We estimate that our net proceeds from the sale of the 2,400,000 shares of common stock will be approximately $15,290,000, assuming an initial public offering price of $6.75 per share and after deducting estimated consulting fees and other estimated offering expenses payable by us. We estimate that our net proceeds if the minimum of 240,000 shares are sold of common stock will be approximately $1,439,000, assuming an initial public offering price of $6.75 per share and after deducting estimated consulting fees and other estimated offering expenses payable by us. The principal purposes of this offering are to establish a public market for our common stock, to increase our visibility in the marketplace, to facilitate future access to public capital markets, to provide liquidity to existing stockholders and to obtain additional working capital.

     We may also use a portion of the net proceeds to acquire or invest in complementary businesses or products or to obtain the right to use complementary technologies. We have no specific understandings, commitments or agreements relating to an acquisition or investment. Pending use of the proceeds from this offering as set forth above, we may invest all or a portion of such proceeds in marketable securities, short-term, interest-bearing securities, U.S. Government securities, money market investments and short-terms, interest-bearing deposits in banks.

                                 CAPITALIZATION

The  following table sets forth our capitalization (i) at December 31, 1999 and,
(ii) as adjusted to give effect to the sale of the minimum number of 240,000 shares of common stock offered and to the sale of the maximum number of 2,400,000 shares of common stock offered at an assumed public offering price of $6.75 per share, and after the application of the net proceeds of such sale, as described in "Use of Proceeds". These numbers are adjusted to reflect the anticipated receipt and application of the net proceeds of this offering, which include 11,760 shares issued to consultants for successful completion of minimum offering and 117,600 shares issued to consultants for successful completion of maximum offering

                                                    December 31, 1999
                                            ------------------------------------

      As Adjusted
      -----------

STOCKHOLDERS' EQUITY:                        Actual       Minimum      Maximum
                                            ---------    ----------  -----------
Common stock, no par value per share;
  20,000,000 shares authorized; 12,988,524
  shares issued and outstanding; 13,240,284 shares
  issued and outstanding, as adjusted, assuming
  the minimum number of shares are sold, 15,506,124
  shares  issued  and  outstanding,  as  adjusted
  assuming the maximum number of shares are sold.
                                            $505,217   $1,944,217    $15,795,217

Deficit accumulated during
development stage of company                (203,376)   (203,376)      (203,376)
                                            ---------    ----------  -----------
Total stockholders' equity                  $301,841  $1,740,841     $15,591,841
                                            ========     ==========  ===========

                                    DILUTION

     Our net tangible book value at December 31, 1999 is $301,841 or $.02 per share of common stock. Net tangible book value per share represents the amount of total tangible assets less liabilities, divided by 12,988,524, the number of shares of our common stock outstanding at December 31, 1999. After giving effect to the sale of 240,000 shares, if the minimum number of shares offered are sold or 2,400,000 shares if the maximum number of shares, offered are sold, the adjusted net tangible book value at December 31, 1999 would be $1,740,841, or $.13 per share, in the event that the minimum number of shares offered are sold; or $15,591,841, or $1.01 per share in the event that the maximum number of shares offered are sold.

This represents an immediate increase in net tangible book value to the existing stockholders of $.11 per share, in the event the minimum number of shares are sold and $.99 in the event the maximum number of shares are sold and an immediate dilution of $6.62 per share, or 98%, to new investors in the event that the minimum number of shares offered are sold, or $5.74 per share, or 85%, to new investors in the event that the maximum number of shares offered are sold. The following table illustrates this per share dilution assuming an offering price of $6.75 per share, before deduction of consulting fees, commissions and other offering expenses.:

                                                         Minimum     Maximum
                                                         -------     -------

Assumed public offering price
per share of common stock offered
                                                         $  6.75     $  6.75
                                                         -------     -------
Net tangible book value per share before offering        $  0.02     $  0.02
Increase per share attributable to new investors             .11        0.99
                                                         -------     -------
As adjusted net tangible book
value per share after offering                               .13        1.01
                                                         -------     -------
Dilution per share to new investors                      $  6.62     $  5.74
                                                         =======     =======


     The following tables summarize the relative investments of investors related to this offering and our current stockholders, assuming a per share offering price of $6.75, before deduction of consulting fees, commissions and other offering expenses:

Minimum:                                                Current Stockholders    Public Investors      Total
-----------------------------------------------------  ----------------------  ------------------  ------------

Number of shares of common stock purchased. . . . . .             12,988,524             240,000    13,228,524
                                                       ----------------------  ------------------  ------------
Percentage of outstanding common stock after offering                     98%                  2%          100%
Gross consideration paid. . . . . . . . . . . . . . .  $           1,387,100   $       1,620,000   $ 3,007,100
Percentage of consideration paid. . . . . . . . . . .                     46%                 54%          100%
Average consideration per share of common stock   . .  $                 .11   $            6.75   $       .23


Maximum:                                                Current Stockholders    Public Investors
-----------------------------------------------------
                                                               Total

Number of shares of common stock purchased. . . . . .             12,988,524           2,400,000    15,388,524
                                                       ----------------------  ------------------  ------------
Percentage of outstanding common stock after offering                     84%                 16%          100%
Gross consideration paid             .. . . . . . . .  $           1,387,100   $      16,200,000   $17,587,100
Percentage of consideration paid          . . . . . .                      8%                 92%          100%
Average consideration per share of common stock   . .  $                 .11   $            6.75   $      1.14

                         MANAGEMENT'S PLAN OF OPERATION


PLAN  OF  OPERATIONS

     We are a development stage, medical device company. Since our inception in January of 1997, our efforts have been principally devoted to research and development of the T2000, securing patent protection, and raising capital. We have not generated any revenues from the sale of products, and have only recently entered into a purchase contract from a hospital. Our first production run is complete and will be used to provide inventory and to fill our existing order along with orders that may be completed in the next three months. We have a distribution arrangement for the state of Texas with Klein Surgical of San Antonio. Klein Surgical has sales representatives in San Antonio, Houston, and Dallas and covers the entire state from these territories.

We intend to expand our distribution via regional distributors, independent sales representatives and direct sales representation where necessary. We intend to use the proceeds for this offering to market the T2000 on a national basis and increase inventories to supply the anticipated demand for the product, as well as to meet our other capital requirements.

      We believe in the long-term value of research and as a result expect to continue to incur substantial research and development costs in the future resulting from ongoing research and development programs and manufacturing of products for use in clinical testing of our products. We also expect that general and administrative costs, including patent and regulatory costs, necessary to support research and development, manufacturing, and the creation of a marketing and sales organization will increase in the future.
Accordingly,  we  expect  to  incur operating losses for the foreseeable future.

     We have licensed a patent from a physician that will begin development in the next three months. This patent describes a closure device for laparoscopic wounds created by trocars. While these wounds are small, they may need internal suturing. This device uses two hook shaped needles to align the sutures without the need of additional trocars and we believe it can be done more efficiently than existing systems. We believe that this device will compliment the T2000.

GENERAL

          From 1997 through 1999, we have been a development stage company involved in developing our product the T2000 Reusable Trocar System, testing, and prototyping. During this period, we used funds from private placements to fund development, secure patents on the product and acquire and/or license two additional patents. The predecessor to NeoSurg Technologies, Inc., T2000, LP was a limited partnership formed in 1997 to develop the T2000 Reusable Trocar System. In September of 1999, T2000, LP converted to a Texas corporation under the name NeoSurg Technologies, Inc. All interests in the limited partnership were converted into common stock of NeoSurg Technologies, Inc. in the same relative percentages as held by the partners of T2000, LP.

     Our market efforts have focused on demonstrations of the trocar systems and discussions of the savings potential with a limited number of hospitals. We believe that capitated healthcare reimbursement motivates hospital executives to find instruments that can lead to significant cost savings reductions. The term capitated healthcare is relatively new. Over the past few years, reimbursement for healthcare has shifted from fee-for-service to capitation. In other words, a predetermined rate is paid for each procedure by the insurance company or government program and it is incumbent upon the hospital to reduce costs in each procedure in order to maintain or improve profit margins. This can be done through various mean including creating operating efficiencies and/or reducing the cost of supplies and instrumentation.

     We expect that our selling, general and administrative expenses will increase in connection with the expansion of our efforts to increase awareness of the benefits of the T2000 Reusable Trocar System among both the medical community and the purchasing decision makers at large. We believe that our research and development expenses will increase in support of our efforts to develop additional products.

RESEARCH  AND  DEVELOPMENT  EXPENSES

     Research and development expense decreased by $26,556 or 48% from $54,887 in 1997 to $28,331 in 1998, primarily as a result of increased testing and a reduction in prototyping of the instrument which saved the cost of manufacturing new prototypes. Professional expenses increased by $82,672 or 405% from $20,401 in 1997 to $103,073 as a result of increased expense associated with the prosecution of patent applications, subcontracting for some engineering fees and instrument design.

OPERATIONS  FOR  THE  NEXT  TWELVE  MONTHS

     We intend to have distribution channels in place within the next few months and to realize sales shortly there after. We currently have three full-time employees and two contract employees in the areas of design, sales, and administration. We intend to hire additional design, financial, marketing, sales and administrative personnel over the next twelve months, as we deem necessary.

     We believe we can begin installing the T2000 system in hospitals within 90 days after this offering. Our revenue model will begin immediately upon installation. We intend to offer three options to hospitals: purchase of equipment, leasing, or equipment placement. Under each option we intend to bill and receive payment within 30 days. Under the equipment placement model we will charge a premium for our tips to cover the cost of amortizing the instruments. In the other two models we will receive instrument payments prior to installation.

     We have begun to market the T2000, our first product resulting form our research and development efforts. Our operating expenses of will depend on several factors, including the level of research and development expenses. Research and development expenses will depend on the progress and results of our product development efforts, which we cannot predict. Management may in some cases be able to control the timing of development expenses in part by accelerating or decelerating testing and clinical trial activities. As a result of these factors, we believe that period-to-period comparisons in the future are not necessarily meaningful and should not be relied upon as an indication of future performance.

     We plan to modify our plan based on the level of funds we receive in this offering. If we sell the minimum number of shares, we plan to launch the T2000 in the Texas market. If we sell an amount between the minimum and maximum amounts we plan to market the T2000 on a regional basis in Texas and surrounding states.

The following discussion should be read in conjunction with the historical financial statements, including the notes that might be found elsewhere in this prospectus.

LIQUIDITY  AND  CAPITAL  RESOURCES

During the periods reported, we had sufficient cash balances to support our business.

     On December 31, 1999, we had cash, cash equivalents and trading securities of $297,879. We believe that our existing liquid assets and cash generated from year 2000 operations, plus the proceeds from this offering, if any, should be sufficient to meet our currently anticipated liquidity and capital expenditure requirements for at least 12 months. There can be no assurance, however, that we will be successful in generating revenues sufficient to meet our expectations, or that if we succeed, such revenues will be sufficient to provide the liquidity and capital resources we require. In such event, we may be required to obtain additional financing which may consist of equity or debt. There can be no assurances that we will be able to obtain additional financing, if at all, or that such financing will be on terms acceptable to us, in order to continue as a going concern.

We have only a limited operating history upon which an evaluation of our prospects can be based. The risks, expenses and difficulties encountered by companies at an early stage of development must be considered when evaluating our prospects. To address these risks, we must, among other things, develop successful new products, secure all necessary proprietary rights, respond to competitive developments, and continue to attract, retain and motivate qualified persons.

     As a development stage company, we have incurred expenses related to development and testing the T2000. We will need to raise additional capital to fund the roll-out and expansion of our product in the market. If we are unsuccessful in this offering, we may not succeed as a going concern. We may seek additional private capital if necessary to supplement current resources to continue with the product expansion we need. To date we have been funded by our founders and a small number of investors. These funds have been utilized to develop, test and refine the product, which has been completed successfully at this time.

CONSULTING  AGREEMENT

     As of December 20, 1999, we entered into a consulting agreement relating to services consisting of financial public relations and advice regarding corporate structuring, and marketing. The terms of the contract include, among others, payments of up 5% of the funds received in this offering along with 4.9% of the stock sold in this offering. The consulting agreement expires on December 31, 2000.

INCOME  TAXES

     Through September 16, 1999, we were not subject to federal and state income taxes since we were formed as a Limited Partnership. Accordingly, we reported income on our personal income tax returns. Effective September 16, 1999, our entity was converted from a Texas Limited Partnership to a Texas Corporation. The minimum regular federal income tax rate is currently 34%. At present, the state of Texas does not impose income taxes on corporations but does impose a business and franchise tax on corporations conducting business in the State of Texas.

SEASONALITY

     The healthcare markets are characterized by capital budgeting cycles that are typically seen prior to the end of a facility's designated fiscal year. For example a facility with a fiscal year ending June 30 would typically make their purchasing decision in April or May and a facility with a fiscal year ending in December would make their purchasing decisions in October and November. If a capital item such as the T2000 Reusable Trocar System is not budgeted for during these periods, it is likely the facility will postpone their decision until the next purchasing cycle. As a result, we have developed a program where we can place the instruments in the facilities at no cost and simply pass the capital cost through to the cutting tips by increasing their individual pricing. Even using this system there can be no assurance that we will achieve consistent growth or profitability on a quarterly or annual basis.

INFLATION.

     We believe that inflation has generally not had a material impact on our operations.

                                    BUSINESS

OVERVIEW

     Surgery has traditionally required making large incisions, 12 to 24 inches long to perform surgery. This incision, and the significant dissection needed to allow the surgeon to visualize the field, are the parts of the operation that cause most of the pain and contribute to slow patient recovery.

     Laparoscopic surgery is a technique, which allows the surgeon to perform the operation through multiple small incisions with the aid of a video camera and special instruments. Laparoscopic surgery is also called minimally invasive surgery.

     Minimally invasive surgery is a approach where the same operations are performed using specialized instruments designed to fit into the body through several small punctures instead of one large incision. Instead of looking directly at the part of the body being treated, the physician monitors the procedure via a special video camera system called a laparoscope inserted through one of the small punctures. This can actually allow better visualization of the operative site for more precise work. By eliminating the large incision and extensive dissections, much of the pain of recovery can also be eliminated. This minimally invasive or laparoscopic surgery is also known as "keyhole" surgery, "micro"surgery, and telescopic surgery.

     Minimally invasive surgery represents a relatively new class of surgical procedures that incorporate the use of a 10mm or smaller fiberoptic laparoscope that connects to a video monitor. The laparoscope is used to perform surgery in or around the abdominal cavity, known as laparoscopy or the laparoscopic approach.

The minimally invasive technique of laparoscopic surgery was successfully introduced for gynecological procedures in the early 1970's. Since 1988, when laparoscopy was first used for cholecystectomy, gallbladder removal, patient demand has contributed to a rapid expansion in the number of laparoscopic procedures performed. Using a thin tubular telescope and a tiny high-resolution video camera, the surgeon can see, on a TV monitor, what the camera sees inside the abdomen, through a pencil-sized "portal" passed through the abdominal wall. Other portals are placed, through which long, slender instruments can be inserted, to do the actual surgery. There is no large and painful incision.
Patients who have undergone laparoscopic gallbladder surgery can attest to reduced discomfort and rapid recovery, and excellent cosmetic results that are usually achieved with this method. Today, 95 percent of gallbladder removals are performed laparoscopically, and the approach has been adapted successfully for many other types of surgery.

Therapeutic laparoscopy in general surgery was established in the late 1980s with its use in performing cholecystectomies, hernia repairs and other procedures. The impetus for its growth has been decreased invasiveness and its resultant advantages, including shorter hospital stays, less postoperative pain, earlier return to work and routine activities of daily living and greater cost effectiveness.

     Laparoscopy experienced explosive growth with respect to instrument development and sales. The current market size for all laparoscopic procedures is 1,957,700 and is expected to grow to 2,303,303 by the year 2003. Companies such as US Surgical and Ethicon Endo-Surgery began to compete for the highly lucrative market of laparoscopic instrumentation, primarily trocars. When compared against the market size for laparoscopic procedures, trocars are estimated to generate annual sales of over $300,000,000. Trocars are the utility instrument for all laparoscopic procedures.

A trocar's main purpose is to penetrate the abdominal wall and allow access to the body cavity in which a procedure is performed. It is the one common instrument used in all procedures and the average number required is four per procedure. Each trocar allows the surgeon to pass a scope, instrument or other device to complete the procedure. US Surgical and Ethicon Endo-Surgery have dominated the market over the past 10 years with convenient, disposable trocar systems, which cost roughly 90% more than our expected cost of the T2000 Reusable Trocar System per procedure.

     In the healthcare industry today, there is a much greater awareness than ever before of the need to reduce cost and look for alternatives to traditional methods of doing business as a result of changes in reimbursement from third party payors. The laparoscopic surgical market has expanded rapidly in the past several years and growth is expected to continue at a strong pace as new surgical techniques and approaches are developed using minimally invasive technology. We intend to address the needs of customers in this market who seek solutions to the rising cost of surgical services by providing the highest quality surgical instrumentation and at the same time reduce the cost of each procedure by 50-60%. The number of hospitals and outpatient surgery centers that are candidates for sales of our T2000 Reusable Trocar System is over 6,000 nationwide.

The T2000 combines the convenience of a disposable trocar with the cost savings of a reusable. If a hospital, surgeon or nurse favors the convenience and safety of a disposable; the T2000 meets those needs with a consistently sharp, replaceable tip along with a reliable shielding mechanism for the tip. If the hospital favors the cost savings of a reusable, the T2000 can meet those needs as well, with its quality construction, state of the art materials, and interchangeability.

     We intend to offer an instrument that not only provides the cost savings typically seen with reusable instruments, but also gain market share through the conversion of existing disposable instrument customers.

THE  MARKET

     The overall market for endoscopy products expanded 7.3% to $2.27 billion in 1998 and is projected to increase an additional $855.3 million to a value of $3.13 billion in 2003, according to data from the MILLENNIUM RESEARCH GROUP, US LAPAROSCOPY REPORT 1999 & 2000. The market is growing by about 9.4% per year. Growth is expected to continue at this pace for the foreseeable future. Sales are relatively steady and not subject to significant cyclical or seasonal variation. The overall market for all laparoscopy products stood at $686.4 million in 1998. The addition of the "baby-boomer bubble" in the coming years will lead to increased usage of the healthcare system along with products and resources.

The overall market for laparoscopic procedures performed in the United States in 1998 was 1,883,000 and is projected to grow to 2,303,300 by the year 2003. Of these, the most common procedures are: Cholecystectomy, Appendectomy, Hernia Repair, Anti-Reflux, Bowel Resection, Hysterectomy, and Sterilization. Up to four individual trocars are used on each of these procedures.

     A few large companies currently dominate the trocar field. However, we believe the arena is ripe for a new company with an approach "geared" toward quality and cost savings. We believe we can successfully enter the market by offering trocars that are reusable. We will limit the disposability to the tip and seal cap. This differs from current products in that the lead players in the industry sell disposable trocars that must be discarded after each case. This means that after each abdominal puncture, the entire instrument is discarded. We believe that hospitals will find the competitive benefit of our trocar compelling enough that we will be able to build sales and establish a market position. We have evaluated this instrument in various hospitals with over 50 different surgeons and they confirm that hospitals are in favor of utilizing this instrument.

CHANGES  IN  THE  MARKET

     A significant development in the marketplace recently has been increasing financial pressure on hospitals resulting from capitated reimbursement and ultimately, product selection, according to the MILLENNIUM RESEARCH GROUP, US LAPAROSCOPY REPORT 1999 & 2000. The implication of this trend includes a movement away from disposable instrumentation and toward reusables. Historically buyers in this market have been concerned with convenience and
profit  objectives  from  individual  instrument  purchases.   Because  of  the
evolution of reimbursement from cost based reimbursement to capitation, many hospitals have become increasingly concerned about the procedural cost, inventory increases, and waste associated with disposable instrumentation. An important feature of the T2000 compared to disposable trocars is that it is reusable and as a result reduces cost, waste and inventory.

Some hospitals are forming internal committees charged with the sole purpose of identifying disposable products that can be converted to reusable products. WHEREAS THESE DISPOSABLE PRODUCTS USED TO BE PROFIT-CENTERS AS A RESULT OF MARK-UPS ON EACH ITEM USED IN A SURGICAL PROCEDURE, THEY ARE NOW COST-CENTERS BECAUSE OF CAPITATED REIMBURSEMENT.

     The ongoing trend of hospitals to identify reusable products and instruments is providing an opportunity for new technologies and innovative products. Growth in reusable instruments is expected to continue unabated for some time to come.

DISPOSABLE  VERSUS  REUSABLE

     The debate about the merits of reusable versus disposable trocar instruments has been ongoing throughout the evolution of the endoscopy products industry. In the U.S., disposable trocar took an early lead and are still much more prevalent domestically than anywhere else in the world. In some European countries, such as Germany, disposables are widely shunned. The trend since the mid 1990s, however, has been towards greater acceptance of reusables in the U.S.

     In brief, disposable trocar manufacturers claim that their products are superior on safety issues as they are sterile, and incorporate a shield for the cutting blade. Reusable trocar manufacturers can demonstrate that in the long run, they have superior cost advantages even after taking into account the reprocessing costs associated with their use. Reusable products appear to be winning over a cost conscious purchasing audience, which has continued to convert many more procedures to reusable equipment over the past 3 years. While the reusable instrumentation currently only commands 2% of the market, it is the growth area for laparoscopic procedures.

TARGET  MARKET  AND  CUSTOMERS

     Our target market is the hospital chief executive officer and chief financial officer. We believe that the T2000 will be the first surgical instrument introduced at the senior management level. Our personnel have years of experience in hospitals and healthcare administration and have developed relationships at the executive level. When our product is installed in the hospital and we have developed a purchasing relationship with the customer we will continue to extend additional discounts if hospital administrators sign up their member hospitals. This concept has been explained to the facilities in which we are currently conducting clinical evaluations and the interest level appears strong for this program.

The chief executive officer and chief financial officer are usually the primary decision makers with respect to capital purchases, generally items over $5,000. If the operating room director has the flexibility to make purchasing decisions but cannot divert capital budget funds, we can offer the ability to place the instruments in the facility at no cost and amortize the purchase price through a 3-5 year tip-purchasing contract. The surgeons and nurses are also critical to this process and gaining their approval of the clinical effectiveness of the trocar is important.

INDUSTRY  OVERVIEW

While there are different firms competing in this industry, competition is dominated by Ethicon Endo-Surgery in disposable trocars and to a lesser extent US Surgical. In the reusable market there is no clear leader, which is largely attributed to the lack of shielding features on existing reusable instruments and the need to create an infrastructure or logistics program to keep the trocar sharp. We feel that our shield mechanism and replaceable tip have answered the objections hospitals and surgeons have had toward reusable trocars.

INTELLECTUAL  PROPERTY

     We regard our copyrights, service marks, trademarks, trade secrets, proprietary technology and similar intellectual property as critical to our success, and we rely on trademark and copyright law, trade secret protection and confidentiality and license agreements with our employees, customers, independent contractors, partners and others to protect our intellectual property rights. We currently own three patents relating to the reusable trocar and have two patent applications pending. In addition to these patents, a patent relating to a closure device has been licensed from a third party.

We have applied for certain trademarks in the United States and may apply for registration in the United States for other trademarks and service marks.

We have registered our domain name neosurg.com and neosurg.net. Internet regulatory bodies generally regulate domain names. The regulation of domain names in the United States and in foreign countries is subject to change in the near future. Regulatory bodies could establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. The relationship between regulations governing domain names and laws protecting trademarks and similar intellectual property rights is unclear. As a result, we could be unable to prevent third parties from acquiring domain names that infringe on or otherwise decrease the value of our trademarks and other proprietary rights. We have no knowledge of any companies in other countries using domain names that infringe on our trademarks.

     We may be required to obtain licenses from others to refine, develop, market and deliver new products. We may be unable to obtain any such licenses on commercially reasonable terms, if at all, or guarantee that rights granted by any licenses will be valid and enforceable.

NATURE  OF  COMPETITION

     Competition in this industry has traditionally focused on the improved shield mechanisms and universal reducer systems to accommodate different size instruments being passed through the trocar. Since the cost of the instruments has only recently been an issue, the market leaders have traditionally focused on technology at the expense of cost. The T2000 addresses that providing the latest in technology and material selection. With a savings approaching 60% on average and the ability to use a lightweight instrument made of titanium and stainless steel, we believe the advances and cost savings of the T2000 exceed those of the disposable trocars on the market.

CHANGES  IN  THE  INDUSTRY

     To improve operating efficiencies, hospitals have been reducing their lists of vendors and consolidating their purchasing to a few larger suppliers and group purchasing organizations. They have also become increasingly demanding of their suppliers, for example insisting that all vendors institute some type of just-in-time inventory and shift the burden away from the hospital. These issues are answered twofold by the T2000. First, the savings on our instrument are compelling enough that certain hospitals have indicated that they will purchase them "off-contract", and work closely with us to gain a presence on the larger Group Purchasing Organizations, GPO. Most GPOs have focused on disposable instruments and we believe significant market opportunities exist for reusables such as the T2000. Secondly, because we are only replacing the tips of the instruments, which we can do in 24 hours, we can offer hospitals lower inventory levels and reduce the physical space allocated to trocars.

COMPETITIVE  PRODUCTS/SERVICES

     While each of our competitors possesses strengths and weaknesses, their primary advantage is market share. The disposable trocars have gained market share because of their convenience, safety features, and consistent penetration force due to a sharp tip each time. Reusable trocars have maintained their position as a result of the quality of their workmanship and cost savings, but they have traditionally lacked the shielding features and the consistently sharp tip for each puncture.

     We believe the T2000 is the only instrument currently that combines the advantages of disposable and reusable trocars in one instrument.

     Based upon our evaluation of the market, hospital needs and current competitive offerings, we feel there is an unfilled need for a trocar that is designed with the safety and convenience of a disposable instrument along with the savings and durability of a reusable. We believe the T2000 can gain acceptance as a preferred reusable instrument in the U.S., and also convert hospitals currently using disposable instruments, WITHOUT SACRIFICING FEATURES. We believe the T2000 trocar will be particularly desired by buyers who are looking to save costs in their operating room environment without having to "battle" physicians into accepting inferior products in order to do so.

STRATEGY

     We believe the T2000 positions us better than our competitors to take advantage of new cost cutting trends in the healthcare market. The particular trend that will benefit us as stated before, is the need to reduce cost without sacrificing clinical quality. While the disposable instrument companies have to replace the entire instrument after each puncture, we merely have to replace a small plastic tip. The advantages of the T2000 over disposables in terms of cost and quality are dramatic.

     Because we are competing in a marketplace and industry where change is the norm and not the exception, we will evaluate the success and effectiveness of all aspects of our strategy on an on-going basis. It is likely that minor aspects of our strategy or product positioning will change frequently. We will also need to continually assess the talent of our sales staff and manage their efforts on a daily basis. Weakness in the sales program can have a long-term detrimental impact. To ensure that we have a well-trained and highly motivated sales force we will need to fill the position of a National Sales Manager prior to implementing the rollout of the T2000.

     Our marketing plan includes placing a sales associate in each of the major metropolitan markets and building the infrastructure at the corporate office to meet the needs of the customer with respect to sales, delivery, and service need to be implemented in parallel paths.

Currently, we have one other product in development that will compliment the T2000 trocar. At the time of the writing of this offering, we have acquired the rights to a patent, which will make closing the trocar wound site simple and quick for the surgeon. This device reduces the number of steps necessary to close the larger trocar incisions. Using an incision plug and two specially designed suture needles, the surgeon will link both needles and feed the suture material through to close the incision. We project that we will begin development of this product in the spring of 2000.

SALES  AND  MARKETING

     Our marketing strategy will be based around an aggressive sales effort. In person sales presentations will be the core of our selling effort. We will present our T2000 product principally to hospital executives. We believe there are very few decisions an executive can make in a hospital that will provide the type of savings the T2000 can offer without a major capital expenditure or extensive learning curve. Essentially, the operating room can transition to the T2000 with just one in-service and training of the reprocessing staff. This should be appealing to administrators and give them the impetus to guide the product through clinical evaluations with their endorsement.

     Other marketing activities including advertising and publicity will be geared to getting potential customers to agree to meet with our salespeople and allow them to walk the customer through a quick cost/benefit analysis. The overall direction of our marketing is to support the positioning of the T2000 Reusable Trocar System, rapidly open new accounts, acquire new customers, insure that we achieve our sales goals, increase the visibility of our company in the marketplace, and differentiate us from our competition. We intend to achieve this by a cohesive marketing program that emphasizes the T2000's unique strengths, advantages, benefits, and the comparative benefits over other systems. With access to their hospital administrator's email addresses and ability to interact with them on a professional level through the American
College of Healthcare Executives, we will contact them person-to-person. The market approach to the operating room director will be through appearances at trade shows and follow-up with the local sales representative.

     Our advertising in trade journals will focus on periodicals read by administrators, CFOs, and operating room directors. The more prominent publications directed to this market are Modern Healthcare, Hospitals, hospital chief financial officer, and ACOG.

     We intend to use direct mail advertising to reach potential customers in advance of a trade show. We intend to target our mailings to nurses in decision-making positions, utilizing a list of names generated from the trade show organizer's registration rolls. We plan to mail informational pieces regarding our booth location and request that they stop by while they are attending the trade show.

PROMOTIONS  AND  INCENTIVES

     Promotions and incentives will be used to increase sales of the T2000, including such as discounts for large hospitals and multi-hospital systems and referral discounts for administrators. As more hospitals in a particular hospital system convert to the T2000, the discount will flow to all of the hospitals in that system. Likewise, in an independent hospital setting, the referrals and introductions generated by a particular executive team will lead to a higher discount passed through to that hospital.

     We intend to promote our business with a World Wide Web site. On the site we will offer product information, service information, and basic information about our business, suggestions on how to use our product/service more effectively, a wide range of information of interest to potential customers including, links to related sites, and information on how to reach us. We will promote our Web site on all our literature, business cards and on our stationary.

We  intend  to  make  our  products  available  through  the  internet  and  via business-to-business web sites that specialize in the healthcare sector. We believe the growth in the healthcare internet sector is just beginning and we plan to place our products in a position to capitalize on the e-commerce growth for healthcare products.


TRADE  SHOWS

     We  plan  to  have  a  booth  at  the  following  trade  shows:

     American  College  of  Surgeons,  ACS,
     American  College  of  Obstetrics  and  Gynecology,  ACOG,  and
     American  Operating  Room  Nurses  Association,  AORN.

Dr. Hickman, our Medical Affairs consultant will attend these shows and demonstrate the instrument to his fellow physicians and answer any questions they may have. Pete O'Heeron will also market to hospital administrators through the national and local chapters of the American College of Healthcare
Executives, ACHE. He has reached the level of Certified Healthcare Executive/Diplomat, CHE. CHE is the second highest certification in ACHE and this provides an opportunity we do not believe our competitors have.

CUSTOMER  SERVICE/SUPPORT

     We intend to prioritize customer service and make it a key component of our marketing programs. We believe that providing hospitals with what they want, when and how they want it is the key to repeat business and positive referrals. Not only will our Customer Service Department play a role in our success but will be a fundamental part of each employee's job description from senior management through all employees. The emphasis on excellent customer service will be systemic within the organization. We are committed to training our employees to deliver excellent service and we intend to give them the flexibility to respond creatively to client requests. In addition, we intend to continually monitor our clients' level of satisfaction with our service through surveys and other convenient feedback opportunities.

MANUFACTURING

     We currently use two outside vendors to manufacture of the T2000. Both vendors have experience in reusable medical instruments and have good reputations. We believe these vendors will be able to service our projected production runs and that alternative vendors are available if necessary.

EMPLOYEES

     As of December 31, 1999, we had a total of 3 full-time employees, including one in corporate management and marketing, one in technology and development, and one in sales. We also had three contract employees we used on a part-time basis in the areas of design, engineering and administration. None of our employees are represented by unions, and we consider relations with our employees to be good.

FACILITIES

     We currently occupy approximately 1,000 square feet in a leased facility in Houston, Texas, the current rental fee is $1,000.00/month. We expect that we will need to add additional space to adequately serve our needs over the next several months.

                                   MANAGEMENT

DIRECTORS  AND  EXECUTIVE  OFFICERS

     The following persons are our current executive officers, directors and director nominees:

Name               Age     Position
----               ---     --------
Peter  O'Heeron     36     President/Chief  Executive  Officer  and  Director
Robert  Allen       53     Secretary  and  Director
Charles  Hansen     43     Director

     Set forth below is a brief description of the background of our officers and directors based on information provided by them to us.

     Our team includes 3 individuals whose combined backgrounds represent 35 years of professional experience in the surgical and hospital administration arena. The President, Pete O'Heeron, has a good reputation in the field, and is particularly well known for his career with the Christus Health, formerly SCH Healthcare System multi-hospital system. He will be directly involved in all aspects of the business on a daily basis, which will include product development, vendor selection and negotiations, marketing, business development, and intellectual property administration/acquisition. The Medical Affairs consultant, Mark Hickman, M.D., will work closely with the president and will concentrate primarily on new product development and clinical testing. A third key executive, the chief financial officer, as yet to be hired, will serve as the lead analyst on large contracts, inventory management, cash management, and budgets. The fourth key position is the National Sales Manager. This position needs to be filled and the individual that assumes the responsibilities will be charged with building a national sales team in all major metropolitan areas. They will also be responsible for interaction with independent sales representatives and distributors along with expanding the market outside the United States and daily management of the sales force quota objectives.

     PETER T. O'HEERON, BSHA, MSHA, CHE, PRESIDENT: Mr. O'Heeron graduated from Southwest Texas State University with a Bachelor in Hospital Administration and a minor in Business Administration in 1986. He received his Masters in Healthcare Administration from the University of Houston-Clear Lake in 1988. Mr. O'Heeron was employed by SCH Healthcare Corporation/St. John Hospital from 1987 to 1995, most recently as the Assistant Administrator for Professional Services and Product Development. His duties included responsibility of an annual budget in excess of $15 million and an employee base of over 100 people. Mr. O'Heeron developed a variety of new programs and products such as the St. John Sports Medicine Facility, Physician Recruitment, the Sports Medicine Joint Venture, Professional Office Building Development in Houston and California, the St. John Magnetic Resonance Imaging Center, and the Primary Care Physician Network. In 1995 Mr. O'Heeron left St. John Hospital to lead an investment group in a real estate development. Mr. O'Heeron joined T2000, LP in the beginning of 1998 to manage the development of the T2000 instrument.

     BOB ALLEN, BOARD MEMBER: Mr. Allen graduated from Texas Tech University in 1969 and was drafted in the 3rd round of the NFL Draft by the Philadelphia Eagles. He played in the NFL for 3 years, from 1969-1972 before coming back to Texas as the Sales Manager of Champion Papers, Intl. for 5 years. Following Champion Papers, in 1977 he entered the building business and upon growing his business over a 12-year period, he ultimately sold the operation to Hines Interests in 1986. Subsequently, Mr. Allen founded AHI, Inc., in 1988, which specializes in cement, steel and stone products with sales of over $13M. AHI has over 135 employees with offices in Houston, Austin, and Dallas. Mr. Allen currently serves on the Board of directors of the Moody National Bank.

     CHUCK HANSEN, BOARD MEMBER: Mr. Hansen received his degree in Electrical Engineering from State University of New York in 1979. His business career began when he founded Seafood Industries in 1978, eventually selling the business in 1985. Following the sale, Mr. Hansen founded Hansfax to sell and distribute fax machines. As the business grew Hansfax became a major force in the office equipment market in Houston. To add depth to the expanding business, he added COPECO and Certified Network Engineers in 1998 to network and automate offices throughout Texas. Mr. Hansen has an extensive background in sales. He also has many investments in the real estate market and multi-family housing. Mr. Hansen's companies currently gross over $32,000,000 in annual revenues and employ more than 63 people.

EXECUTIVE  COMPENSATION

     The following table sets forth the cash and other compensation paid in the last three years to our chief executive officer.


                          ANNUAL COMPENSATION
                          -------------------

Name  and  Principal  Position     Year     Salary       Bonus
                                   ----     --------     -----

Peter  O'Heeron                    1998      $90,000     -----
President  and                     1999      $90,000     -----
Chief  Executive  Officer          2000     $132,000     -----


PERSONAL  LIABILITY  AND  INDEMNIFICATION  OF  DIRECTORS

Our certificate of incorporation and Bylaws contain provisions that reduce the potential personal liability of directors for certain monetary damages and provide for indemnification of directors and other persons.

Such indemnification provisions are intended to increase the protection provided directors and, thus, increase our ability to attract and retain qualified persons to serve as directors. Because directors liability insurance is only available at considerable cost and with low dollar limits of coverage and broad policy exclusions, we do not currently maintain a liability insurance policy for the benefit of our directors, although we may attempt to acquire such insurance in the future. We believe that the substantial increase in the number of lawsuits being threatened or filed against corporations and their directors has resulted in a growing reluctance on the part of capable persons to serve as members of boards of directors of companies, particularly of companies which are or intend to become public companies.

We have entered into Indemnification Agreements with each of our executive officers and directors. The agreements provide for reimbursement for all direct and indirect costs of any type or nature whatsoever, including attorneys' fees and related disbursements actually and reasonably incurred in connection with either the investigation, defense or appeal of a "Proceeding", as defined in the indemnification agreements, including amounts paid in settlement by or on behalf of an "Indemnitee", as defined in such agreements.

In the opinion of the SEC, indemnification for liabilities arising under the Securities Act of 1933, such as those contained in the indemnification agreements is contrary to public policy and, as a result, is unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We have entered into an arrangement with one of our stockholders, Larry Moser, to sell the product within the state of Texas. The arrangement includes commission and draw structure that is equivalent to 20% of the sales prices. This arrangement designates certain facilities within the Texas geographic area. The arrangement is for a two-year term beginning September 1, 1999 and can be extended for an additional one-year period.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth the beneficial ownership of our common stock as of December 31, 1999, and as adjusted to reflect the sale of the shares of common stock offered by this prospectus, of:

     - each person known by us to beneficially own 5% or more of the shares of outstanding common stock,
     -  each of our  executive  officers  and  directors,  and
     -  all of our  executive  officers  and  directors  as  a  group.

Except as otherwise indicated, all shares are beneficially owned, and investment and voting power is held by, the persons named as owners.


                                    Amount of       Percentage       Percentage       Percentage
                                      Common       Ownership of     Ownership of     Ownership of
Name and Address of                   Stock        Common Stock     Common Stock     Common Stock
Beneficial Owner                   Beneficially  Before Offering   After Offering   After Offering
                                      Owned                           Minimum          Maximum
                                   ------------    --------------  ---------------  ---------------
Mark Hickman                          2,818,500             21.6%            21.2%            18.3%
598 N. Union, Suite 200
New Braunfels, TX 78130
Mike Newlin                           2,100,000             16.1%            15.8%            13.6%
#1 King Arthur's Court
Sugar Land, TX 77478
Larry Moser                           1,314,000             10.0%             9.9%             8.5%
600 E. Medical Center Blvd. #412
Webster, TX 77598
William Grose                           934,000              7.0%             6.9%             5.9%
4021 Garth Rd., Suite 103.
Baytown, TX 77521
Pete O'Heeron                           794,064              6.1%             5.9%             5.1%
17300 El Camino Real, 110
Houston, TX 77058
Bob Allen                               257,046              1.9%             1.8%             1.6%
2800 N. Gordon
Alvin, TX 77511
Chuck Hansen                            252,222              1.9%             1.8%             1.6%
730 N. Loop
Houston, TX 77009
All officers and directors as a
group (3 persons)                     1,303,332             10.0%             9.8%             8.4%

                              PLAN OF DISTRIBUTION

ARBITRARY  DETERMINATION  OF  OFFERING  PRICE

     We have determined the initial offering price of the shares arbitrarily. Among the factors we considered were:

    - the nature and scope of our operations, our current financial condition and financial requirements,
    - estimates of our business potential and prospects, the perceived market demand for our products,
    - the  economics  of  the  healthcare  marketplace,
    - the  general  condition  of  the  equities  market  and,
    - the valuations of other companies in our market segment, and other factors

LIMITED  STATE  REGISTRATION

     We will qualify or register the sales of the shares in a limited number of states. We will not accept subscriptions from investors resident in other states.

TERMS  OF  SALE  OF  THE  SHARES

     NeoSurg Technologies, Inc. is offering through a direct participation offering, 240,000 share minimum, 2,400,000 share maximum" basis through our officers and directors. No sales commissions will be paid to any of our officers or directors. Prospective investors must purchase the shares in increments of 200 shares. Until we have sold at least 240,000 shares, we will not accept subscriptions for any shares. All proceeds of this offering will be deposited in a non-interest bearing escrow account with First Community Bank, Houston, Texas. These funds will be promptly returned to subscribers should we fail to sell the minimum number of shares in this offering.

We have the right to accept or reject any subscription for shares offered, in whole or in part, for any reason or for no reason. The offering will remain open until all shares offered are sold or July 31, 2000 unless we decide to cease selling efforts at any time prior to such date. We reserve the right to extend this offering until December 31, 2000. We will reimburse our officers and directors for expenses incurred in connection with the offer and sale of the shares. Our officers and directors are relying on Rule 3a4-1 of the Exchange Act as a "safe harbor" from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such "safe harbor" provisions provided by Rule 3a4-1, an officer or director must:

   - not  be  subject  to  a  statutory  disqualification;
   - not be compensated in connection with such selling participation by payment of commissions or other remuneration based either directly or indirectly on such transactions;
   - not  be  an  associated  person  of  a  broker-dealer;
     restrict participation to transactions involving offers and sale of the shares,
   - perform substantial duties for the issuer after the close of the offering not connected with transactions in securities,
   - not have been associated with a broker or dealer for the preceding 12 months,
   - not participate in selling an offering of securities for any issuer more than once every 12 months and,
   - restrict participation to written communications or responses to inquiries of potential purchasers.

Our officers and directors intend to comply with the guidelines enumerated in Rule 3a4-1.

USE  OF  A  BROKER-DEALER

     We may locate one or more broker-dealers who may offer and sell the shares on terms acceptable to us. If we determine to use a broker-dealer, such broker-dealer must be a member in good standing of the National Association of Securities Dealers, Inc. and registered, if required, to conduct sales in those states in which it would sell the shares. We anticipate that we would not pay in excess of 10% as a sales commission for any sales of the shares.

If a broker-dealer were to sell shares, it is likely that such broker-dealer would be deemed to be an underwriter of the securities as defined in Section
2(11) of the Securities Act and we would be required to obtain a no-objection position from the National Association of Securities Dealers, Inc. regarding the underwriting and compensation terms entered into between us and such potential broker-dealer. In addition, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part to disclose the name of such selling broker-dealer and the agreed underwriting and compensation terms. We have no agreements or understandings with any broker-dealer to offer shares for sale.

In order to comply with the applicable securities laws, if any, of certain states, the shares will be offered or sold in such states through registered or licensed brokers or dealers in those states.

                          DESCRIPTION OF CAPITAL STOCK

CAPITAL  STOCK

     Our authorized capital stock consists of 20,000,000 shares of common stock, no par value, and 3,000,000 shares of preferred stock, no par value per share.

COMMON  STOCK

     General. We have 20,000,000 authorized shares of common stock, no par value per share, 12,988,524 of which are issued and outstanding prior to this offering. We currently have approximately 58 stockholders of record. All shares of common stock currently outstanding are validly issued, fully paid and non-assessable, and all shares which are the subject of this prospectus, when issued and paid for related to this offering, will be validly issued, fully paid and non-assessable.

     Voting Rights. Each share of our common stock entitles the holder to one vote, either in person or by proxy, at meetings of stockholders. Our board of directors is elected annually at each annual meeting of the stockholders. The holders are not permitted to vote their shares cumulatively. According, the holders of more than fifty percent (50%) of the voting power of our stock can elect all of our directors.

     Dividend Policy. All shares of common stock are entitled to participate ratably in dividends when, and if declared by our board of directors out of the funds legally available. Any such dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipates that all earnings, if any, will be retained for development of our business and that no dividends on the shares of common stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, our operating and financial condition, our capital requirements, general business conditions and other pertinent facts. There can be no assurance that any dividends on the common stock will ever be paid.

     Miscellaneous Rights and Provisions. Holders of common stock have no preemptive or other subscriptions rights, conversions rights, redemption or sinking fund provisions. In the event of our liquidation or dissolution, whether voluntary or involuntary, of our stock, each share of common stock is entitled to share ratably in any assets available for distribution to holders of the equity of our stock after satisfaction of all liabilities.

     Shares Eligible for future Sale. Upon completion of this offering, we will have 13,240,284 shares of common stock outstanding if the minimum number of shares offered are sold, or 15,506,124 shares of common stock outstanding if the maximum number of shares offered are sold. Of these shares, the shares sold in this offering will be freely tradeable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate" of our company, in general, a person who has a control relationship with our company, which will be subject to the limitations of Rule 144 adopted under the Securities Act. All of the remaining shares are deemed to be "restricted securities", as that term is defined under Rule 144 promulgated under the Securities Act.

In general, under Rule 144, subject to the satisfaction of certain other conditions, commencing 90 days after the date of this prospectus, a person, including an affiliate of NeoSurg Technologies, Inc. or persons whose shares are aggregated, who has owned restricted shares of common stock beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or the average weekly trading volume of our common stock on all exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us. A person who has not been an affiliate of our company for at least the three months immediately preceding the sale and who has beneficially owned shares of common stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

     12,000,000 of the shares of restricted stock presently outstanding have been held at least one year. Accordingly, commencing following the completion of the offering, these 12,000,000 shares will be eligible for resale relative to Rule 144 at the rates and subject to the conditions discussed above. The sale of any substantial number of these shares in the public market could adversely affect prevailing market prices following the offering.

     No predictions can be made as to the effect, if any, that sales of shares under Rule 144 or otherwise or the availability of shares for sale will have on the market, if any, prevailing from time to time. Sales of substantial amounts of the common stock relative to Rule 144 or otherwise may adversely affect the market price of the common stock offered.

PREFERRED  STOCK

     The board of directors is authorized by the our certificate of incorporation to issue up to an additional 3,000,000 shares of one or more series of serial preferred stock, no par value. No shares of such serial preferred stock have been authorized for issuance by our board of directors, and we have no present plans to issue any such shares. In the event that the board of directors issues shares of serial preferred stock, it may exercise its discretion in establishing the terms of such serial preferred stock. In the exercise of such discretion, the board of directors may determine the voting rights, if any, of the series of preferred stock being issued which would include the right to vote separately or as a single class with the common stock and/or other series of preferred stock; to have more or less voting power per share than that possessed by the common stock or other series of preferred stock; and to vote on certain specified matters presented to the stockholders or on all of such matters or upon the occurrence of any specified event or condition.

On liquidation, dissolution or winding up of our company, the holders of preferred stock may be entitled to received preferential cash distributions fixed by the board of directors when creating the particular series before the holder of the common stock are entitled to receive anything. Preferred stock authorized by the Board of directors could be redeemable or convertible into shares of any other class or series of stock of our company.

     The issuance of preferred stock by the board of directors could adversely affect the rights of holders of the common stock by, among other things, establishing preferential dividends, liquidation rights or voting powers. The issuance of preferred stock could be used to discourage or prevent efforts to acquire control of our company through the acquisition of shares of common stock.

PROVISIONS  IN  THE  CERTIFICATE  OF  INCORPORATION

     Our certificate of incorporation contains provisions, which may be deemed to be "anti-takeover" in nature in that such provisions may deter, discourage or make more difficult the assumption of control of our company by another entity or person. In addition to the ability to issue preferred stock, these provisions include a requirement for a vote of 66-2/3% of the stockholders in order to approve certain transactions including mergers and sales or transfers of all or substantially all of our assets.


ANTI-TAKEOVER EFFECTS OF PROVISIONS OF OUR ARTICLES OF INCORPORATION, BYLAWS AND TEXAS LAW

     Upon completion of this offering, we will be subject to Part Thirteen of the Texas Business Corporation Act. Subject to exceptions, Part Thirteen prohibits a publicly held Texas corporation from engaging in any business combination with any affiliated stockholder for a period of three years following the date that such stockholder became an affiliated stockholder, unless: (1) prior to such date, the corporation's board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an affiliated stockholder; or (2) the business combination is approved by at least two-thirds of the outstanding voting shares that are not beneficially owned by the affiliated stockholder or an affiliate or associate of the affiliated stockholder at a meeting of stockholders called not less than six months after the affiliated stockholder's share acquisition date.

     In general, Part Thirteen defines an affiliated stockholder as any entity or person beneficially owning 20% or more of the outstanding voting stock of the issuing public corporation and any entity or person affiliated with or controlling or controlled by such entity or person. Part Thirteen defines a business combination to include, among other similar types of transaction, any merger, share exchange, or conversion of an issuing public corporation involving an affiliated stockholder. Part Thirteen may have the effect of inhibiting a non-negotiated merger or other business combination that we may be involved in.

     Our amended and restated articles of incorporation limited the liability of our directors for monetary damages for an act or omission in the director's capacity as a director, except to the extent otherwise required by the Texas Business Corporation Act. Such limitation of liability does no affect the availability of equitable remedies such as injunctive relief or rescission. Our directors and officers to the fullest extent permitted by Texas law, including in circumstances in which indemnification is otherwise discretionary under Texas law.

     Under Texas law, a corporation may indemnify a director or officer or other person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director, officer, employee or agent of the corporation, if it is determined that such person:

     conducted  himself  or  herself  in  good  faith;
     reasonably believed, in the case of conduct in his or her official capacity as a director or officer of the corporation, that his or her conduct was in the corporation's best interest, and, in all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and
     in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

     Any such person may be indemnified against judgments, penalties, including excise and similar taxes, fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding. If the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification is limited to reasonable expense actually incurred by the person in connection with the proceeding, and must not be made in respect of any proceeding in which the person is found liable for willful or intentional misconduct in the performance of his or her duty to the corporation.

     Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us related to the foregoing provision, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, as a result unenforceable. We have entered into indemnification and expense advancement in the addition to the indemnification provided by the amended and restated articles and bylaws. We believe that these provisions and agreement are necessary to attract and retain qualified directors.

     The shares of preferred stock and the elimination of preemptive rights to common stock were authorized for the purpose of providing the board of directors with as much flexibility as possible to issue additional shares, without further stockholder approval for proper corporate purposes, including financing, acquisition, stock dividends, stock splits, employee incentive plans and other similar purposes. However, these additional shares may also be used by the Board of directors (if consistent with its fiduciary responsibilities) to deter future attempts to gain control over NeoSurg Technologies, Inc.

TRANSFER  AGENT  AND  REGISTRAR

     The transfer agent for the common stock will be Continental Stock Transfer & Trust Co., 2 Broadway/19th Floor, New York, New York 10004.

                                  LEGAL MATTERS

The validity of the shares of common stock we are offering will be passed upon for us by Cokinos, Bosien and Young, A Professional Corporation, Houston, Texas.

                                     EXPERTS

     Our financial statements as of December 31, 1999 and for each of the years in the two-year period ended December 31, 1999, and for the period from January 1, 1997 (inception) to December 31, 1999 appearing in this prospectus and registration statement have been audited by Hein + Associates LLP, independent auditors, as set forth in their report thereon, appearing elsewhere in this prospectus and in this registration statement, and are included in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     This prospectus is part of a registration statement on Form SB-2 under the Securities Act filed by us with the Securities and Exchange Commission. This prospectus omits certain information set forth in the registration statement and the exhibits filed with the registration statement. For further information about us and the shares offered by this prospectus, reference is made to the registration statement and the exhibits filed with it. A copy of the registration statement and the exhibits filed may be inspected without charge at the public reference facilities maintained by the SEC in Room 1024, 450 Fifth Street, N.W.,Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from such office upon the payment of the fees prescribed by the SEC and at the SEC regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite #1400, Chicago,
Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Please call the SEC at 1-800-SEC-0330 for further information about its public reference room. The SEC maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the SEC. The address of the website is http://www.sec.gov. Our registration statement and the exhibits we filed electronically with the SEC are available on this site.

     As of the date of this prospectus, we will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and we will file reports and other information with the SEC. Such reports and other information can be inspected and/or obtained at the locations and website set forth above.

     TABLE  OF  CONTENTS

Prospectus  Summary . . . . . . . . . . . . . . . . . . . .4

The  Offering . . . . . . . . . . . . . . . . . . . . . . .6

Summary  Financial  Information . . . . . . . . . . . . . .7

Risk  Factors . . . . . . . . . . . . . . . . . . . . . . .8

Forward  Looking  Statements . . . . . . . . . . . . . . .16

Use  Of  Proceeds . . . . . . . . . . . . . . . . . . . . 17

Capitalization . . . . . . . . . . . . . . . . . . . . . .18

Dilution . . . . . . . . . . . . . . . . . . . . . . . . .19

Management's  Discussion  And  Analysis . . . . . . . . . 20

Business . . . . . . . . . . . . . . . . . . . . . . . . .23

Management . . . . . . . . . . . . . . . . . . . . . . . .30

Certain  Relationships  And  Related  Transaction . . . . 31

Principal  Stockholders . . . . . . . . . . . . . . . . . 32

Plan  Of  Distribution . . . . . . . . . . . . . . . . . .33

Description  Of  Capital  Stock . . . . . . . . . . . . . 35

Legal  Matters . . . . . . . . . . . . . . . . . . . . . .39

Experts . . . . . . . . . . . . . . . . . . . . . . . . . 39

Where  You  Can  Find  More  Information . . . . . . . . .39

UNTIL DECEMBER 31, 2000 ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
UNTIL DECEMBER 31, 2000 ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     Article 2.02A of the Texas Business Corporation Act, or TBCA, provides, in relevant part, as follows:

     "Subject to the provisions of Section B and C of this Article, each corporation shall have the power:

(16) To indemnify directors, officers, employees, and agents of the corporation, and to purchase and maintain liability insurance for those persons."

     As permitted by Section G of Article 2.02-1 of the TBCA or any successor statute, NeoSurg Technologies's Articles of Incorporation and Bylaws (a) makes mandatory the indemnification permitted under Section B of Article 2.02 as contemplated by Section G; (b) makes mandatory the payment or reimbursement of the reasonable expenses incurred by a former or present director who was, is, or is threatened to be made a named defendant or respondent in a proceeding upon such director's compliance with the requirements of Section K of Article 2.02; and (c) extends the mandatory indemnification referred to in Section (a) above and the mandatory payment or reimbursement of expenses referred to in Section
(b) above (i) to all former or present officers of NeoSurg Technologies and (ii) to all persons who are or were serving at the request of NeoSurg Technologies as a director, partnership, limited liability corporation, joint venture, trust or other enterprise, to the same extent that NeoSurg Technologies is obligated to indemnify and pay or reimburse expenses to directors.

     NeoSurg Technologies has entered into indemnity agreements with its directors and certain officers relative to which NeoSurg Technologies generally is obligated to indemnify its directors and such officers to the full extent permitted by the TBCA, as described above.

ITEM  25.       OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

*The estimated expenses of the distribution, all of which are to be borne by the Registrant, are as follows:

SEC Registration Fee                      $3,960
Blue Sky Fees and Expenses                 5,000
Accounting Fees and Expenses              15,000
Legal Fees and Expenses                   25,000
Printing and Engraving                    10,000
Marketing                                 30,000
Miscellaneous                             15,000
                              Total     $103,960
                              -----     --------
_________
*Estimated

ITEM  26.       RECENT  SALES  OF  UNREGISTERED  SECURITIES

     In September 1999, NeoSurg Technologies issued an aggregate of 12,000,000 shares of Common Stock to the limited partners and the general partner of T-2000, L.P. in connection with the conversion of T-2000, L.P. into NeoSurg Technologies. The shares were issued in exchange for the partnership interests of those partners pursuant to such conversion and no cash consideration was received for these shares.

     From November 1999 through December 1999, NeoSurg Technologies issued a total of 494,262 shares of Common Stock to various existing stockholders for an aggregate cash price of $296,557.

     In February 2000, NeoSurg issued a total of 130,000 shares of Common Stock to twelve existing shareholders in order to induce those shareholders to loan an aggregate sum of $130,000 to NeoSurg Technologies. No cash consideration was received for these shares.

     In February 2000, NeoSurg Technologies issued a total of 13,248,524 shares pursuant to a 2 for 1 stock split.

     Each of the foregoing transactions was effected by NeoSurg Technologies without the assistance of underwriters or brokers. Accordingly, no underwriting discounts or commissions were paid.

     Pursuant to Rule 145, the issuance of shares pursuant to the stock split were not subject to the Securities Act of 1933, as amended. Each of the other issuances described above were exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2). The original issuance of partnership interests by T-2000, L.P. was effected only to accredited and/or sophisticated purchasers, and the issuances of securities by NeoSurg Technologies have been to the same accredited and/or sophisticated purchasers. Each of the T-2000, L.P. purchasers received a disclosure document prior to their initial investment, and NeoSurg Technologies has provided each of them with updated financial and business information, both on a regular basis and at the time of each issuance. In September 1999, NeoSurg Technologies issued an aggregate of 12,000,000 shares of Common Stock to the limited partners and the general partner of T2000, LP in connection with the conversion of T2000, LP into NeoSurg Technologies. These shares were issued in exchange for the partnership interests of those partners pursuant to the conversion. The issuance was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2). The consideration for such shares was the contribution of the initial operating assets of NeoSurg Technologies we at value at book value, $270,845.

ITEM  27.      EXHIBITS.

Number     Description
------     -----------

  3.01     Articles  of  Incorporation  of  the  Registrant.
  3.02     Bylaws  of  the  Registrant.
  4.01     Specimen  Common  Stock  Certificate.
 *5.01     Opinion  of  Cokinos,  Bosien  &  Young, a professional corporation regarding the legality of the securities being registered.
 10.01     Form  of  Indemnification  Agreement  between  the Registrant and its executive officers  and  directors.
 10.02     Form  of  Subscription  Agreements  for  this  offering.
 10.03     Form  of  Agreement  between  Registrant  and  Millennium  Capital.
 23.01     Consent  of  Hein  +  Associates  LLP.
 23.02     Consent  of  Cokinos,  Bosien  &  Young,  a professional corporation, included  in  exhibit  5.01
 27.0      Financial  Data  Schedule.
*99.01     Escrow  Agreement  between  Registrant  and  First  Community  Bank

*To  be  filed  by  amendment

ITEM  28.     UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer relative to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, as a result, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Registrant  undertakes  that  it  will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts of events which, individually or together, represent a fundamental change in the information in the registration statement; and

     (iii)Include any additional or changed material information on the plan of distribution.

(2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide offering of those securities.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the Houston, Texas on the 14 day of February, 2000

NeoSurg  Technologies,  Inc.

By:  /s/ Peter O'Heeron                          4/6/00
    ---------------------------------     --------------------  Date
Peter O'Heeron President and Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Peter O'Heeron, with full power of substitution, his/her true and lawful attorney-in-fact and agent to do any and all acts and things in his/her name and on his/her behalf in his/her capacities indicated below which he may deem necessary or advisable to enable eAcceleration Corp. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for him/her in his/her name in the capacities stated below, any and all amendments (including post-effective amendments) thereto, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities indicated  on  February  14,  2000

Signatures                                        Title
----------                                        -----


By:  /s/ Peter O'Heeron             4/6/00
    ----------------------         -------        President, Chief Executive
Peter  O'Heeron                    Date           Officer  and  Director
                                                  (Principal  Executive  Officer)


By:  /s/ Peter O'Heeron             4/6/00
    ----------------------         -------
Pete  O'Heeron,                    Date
principal  accounting  officer

     /s/ Charles Hansen            4/6/00
    ----------------------        -------         Director
Charles  Hansen                   Date



     /s/ Robert Allen             4/6/00
    ----------------------        -------         Director,  and  Secretary
Robert  Allen                    Date

                          INDEX TO FINANCIAL STATEMENTS


Independent Auditor's Report. . . . . . . . . . . . . . . . . . . . . . . .  F-2

Balance Sheet as of December 31, 1999 . . . . . . . . . . . . . . . . . . .  F-3

Statements of Operations for the Years Ended December 31, 1999 and 1998 and for the Period from January 1, 1997 (Inception) to December 31, 1999. . . F-4

Statements of Stockholders' Equity and Partners' Capital for the
  Years Ended December 31, 1999 and 1998 and from the
  Period January 1, 1997 (Inception) to December 31, 1999 . . . . . . . . .  F-5

Statements of Cash Flows for the Years Ended December 31, 1999 and 1998 and for the Period from January 1, 1997 (Inception) to December 31, 1999. . . F-6

Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . . . .  F-7

                     INDEPENDENT AUDITOR'S REPORT


To  the  Board  of  Directors  and  Stockholders
NeoSurg  Technologies,  Inc.
Houston,  Texas


We have audited the accompanying balance sheet of NeoSurg Technologies, Inc. (a development stage enterprise), formerly T-2000, L.P., as of December 31, 1999, and the related statements of operations, stockholders' equity and partners' capital, and cash flows for each of the years in the two-year period ended
December  31,  1999  and  for  the  period  from  January 1, 1997 (inception) to
December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NeoSurg Technologies, Inc. as of December 31, 1999, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 1999 and for the period from January 1, 1997 (inception) to December 31, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully discussed in Note 8 to the financial statements, NeoSurg Technologies, Inc. incurred losses of $497,699 and $447,060 for the years ended December 31, 1999 and 1998. As a result of these losses, the Company's working capital position and ability to generate sufficient cash flows from operations to meet its operating and capital requirements have deteriorated. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Hein  +  Associates  llp
Houston,  Texas
February  3,  2000

                                  BALANCE SHEET
                                DECEMBER 31, 1999


                                     ASSETS
                                     ------
CURRENT ASSETS:
 Cash and cash equivalents                                  $  149,714
 Investments                                                   128,165
 Inventory                                                      16,083
 Other current assets                                              250
                                                            ----------
     Total current assets                                      294,212

PROPERTY AND EQUIPMENT, net                                     37,481

OTHER ASSETS                                                     4,000
                                                            ----------

Total assets                                                $  335,693
                                                            ==========


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

ACCOUNTS PAYABLE                                            $  33,852

COMMITMENTS AND CONTINGENCIES (Note 10)                             -

STOCKHOLDERS' EQUITY
 Preferred stock-no par value, 3,000,000 authorized; none           -
issued
 Common stock-no par value, 20,000,000 authorized,            505,217
12,988,524 issued and outstanding at December 31, 1999
 Deficit accumulated in the development stage                (203,376)
                                                            ----------
     Total stockholders' equity                               301,841
                                                            ----------
     Total liabilities and stockholders' equity             $ 335,693
                                                            ==========

                                         STATEMENTS OF OPERATIONS



                                                                                              Period from
                                                                                               January 1,
                                                                                                  1997
                                                                                             (inception) to
                                                             Years ended December 31,         December 31,
                                                   -----------------------------------------  ------------
                                                              1999                 1998           1999
                                                   --------------------------  -------------  ------------
COSTS AND EXPENSES:
 Professional expenses                             $                 115,264   $    103,073   $   238,738
 Selling, general and administration                                 370,203        350,592       810,754
 Research and development                                             54,587         28,331       137,805
                                                   --------------------------  -------------  ------------

OPERATING LOSS                                                      (540,054)      (481,996)   (1,187,297)

OTHER INCOME (EXPENSES)
 Interest income                                                      46,482         34,936       106,165
 Unrealized loss on marketable equity securities                      (4,127)             -        (4,127)
                                                   --------------------------  -------------  ------------
                                                                      42,355         34,936       102,038
                                                   --------------------------  -------------  ------------

NET LOSS                                           $                (497,699)  $   (447,060)  $(1,085,259)
                                                   ==========================  =============  ============

PRO FORMA BASIC AND DILUTED LOSS PER SHARE         $                   (0.04)  $      (0.04)
                                                   ==========================  =============  ============

PRO FORMA WEIGHTED AVERAGE SHARES OUTSTANDING                     12,000,000     12,000,000
                                                   ==========================  =============  ============

                           STATEMENTS OF STOCKHOLDERS' EQUITY AND PARTNERS' CAPITAL



                                                                             Deficit             Total
                                                                           Accumulated       Stockholders'
                                                                             in the           Equity and
                                 Partners'      Common                     Development         Partners'
                                 Capital     Stock, shares  Common Stock      Stage             Capital
                              -------------  -------------  -------------  ------------  ---------------------
Balances, January 1, 1997     $          -               -  $           -  $         -   $                  -
(inception)

 Partner contributions           1,116,255               -              -            -              1,116,255
   (contributed January
1997 at $11,163 per unit)

 Net loss                         (140,500)              -              -            -               (140,500)
                              -------------  -------------  -------------  ------------  ---------------------

Balances, January 1, 1998          975,755               -              -            -                975,755

 Net loss                         (447,060)              -              -            -               (447,060)
                              -------------  -------------  -------------  ------------  ---------------------

Balances, December 31, 1998        528,695               -              -            -                528,695

 Net loss from January 1,         (294,323)              -              -            -               (294,323)
1999 through
September 16, 1999
   (date of conversion to
corporation)

 Reorganization from              (234,372)     12,000,000        234,372            -                      -
partnership to corporation

  Proceeds from sale of                  -         988,524        270,845            -                270,845
common stock
   (received November
1999 through December
 1999 at $.60 per share)

 Net loss                                -               -              -     (203,376)              (203,376)
                              -------------  -------------  -------------  ------------  ---------------------

Balances, December 31, 1999   $          -      12,988,524  $     505,217  $  (203,376)  $            301,841
                              =============  =============  =============  ============  =====================

                                         STATEMENTS OF CASH FLOWS


                                                                                             Period from
                                                                                              January 1,
                                                                                                 1997
                                                                                            (inception) to
                                                   Years ended December 31,                  December 31,
                                                             1999                 1998           1999
                                                  --------------------------  -------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                         $                (497,699)  $   (447,060)  $(1,085,259)
 Depreciation                                                         3,033          2,115         5,148
 Unrealized loss on marketable equity securities                      4,127              -         4,127
 Change in current assets and liabilities                             1,032        (32,404)        4,670
                                                  --------------------------  -------------  ------------
     Net cash used in operating activities                         (489,507)      (477,349)   (1,071,314)

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of equipment                                              (22,622)        (6,637)      (33,780)
 Purchase of marketable equity securities                          (132,292)             -      (132,292)
                                                  --------------------------  -------------  ------------
     Net cash used in investing activities                         (154,914)        (6,637)     (166,072)

CASH FLOWS FROM FINANCING ACTIVITIES:
 Partner contributions                                                    -              -     1,116,255
 Issuance of common stock                                           270,845              -       270,845
                                                  --------------------------  -------------  ------------
     Net cash provided by financing activities                      270,845              -     1,387,100
                                                  --------------------------  -------------  ------------
     Net change in cash and cash equivalents                       (373,576)      (483,986)      149,714

CASH AND CASH EQUIVALENTS, beginning of period                      523,290      1,007,276             -
                                                  --------------------------  -------------  ------------

CASH AND CASH EQUIVALENTS, end of period          $                 149,714   $    523,290   $   149,714
                                                  ==========================  =============  ============

1.     ORGANIZATION
       ------------

Organization  -  NeoSurg  Technologies,  Inc.  (the  "Company")  was  formed  in
------------
September 1999 through a conversion of partnership interest in T-2000, L.P. (the "Partnership"), a Texas limited liability partnership, which commenced business activities in January 1997. The Company's primary business activity is to develop, manufacture and market the T-2000 Trocar surgical device (the "Trocar"). Through December 31, 1999, the Company has generated no revenues and has incurred expenses related primarily to research and development activities, developing markets and starting production. The Company received a patent from the U.S. Patent and Trademark Office for the Trocar in December 1997 and an additional patent in September 1998. The Company has licensed another patent and has submitted applications for two additional patents relating to the Trocar in 1999.

Effective September 16, 1999, the Company was formed by converting each 1% ownership interest in the Partnership to 60,000 shares of the Company's common stock. Upon conversion to a corporation, the Company converted the partner capital to capital stock to reflect the constructive distribution to the owners followed by a contribution to the capital of the Company.


2.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
       ----------------------------------------------

Basis  of  Accounting - The accompanying financial statements have been prepared
---------------------
using  the  accrual  basis  of  accounting.

Cash  and  Cash  Equivalents  -  The  Company considers all unrestricted, highly
----------------------------
liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

Property and Equipment - Property and equipment consists primarily of office and
----------------------
computer equipment and molds and is stated at cost, adjusted for accumulated depreciation. Depreciation is calculated using the straight-line method of accounting based on each asset's useful life.

Use  of  Estimates  -  The  preparation of the Company's financial statements in
------------------
conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from these estimates.

2.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (continued)
       ----------------------------------------------

Earnings  Per Share - Basic earnings per share is computed based on the weighted
-------------------
average number of common shares outstanding. Diluted earnings per share is calculated under the treasury stock method and reflects the potential dilution that could occur if options and warrants were exercised. Pro forma per share amounts are presented in the accompanying statements of operations as if the Company were incorporated upon inception.

Income  Taxes - The Company accounts for income taxes under the liability method
-------------
under which the amount of deferred income taxes is based upon the tax effect of differences between the financial statements and income tax bases of its assets and liabilities based on existing tax laws. Prior to the restructuring discussed in Note 1, the Company was a partnership and did not incur federal income tax. Pro forma income tax expense related to the conversion from a partnership to a corporation was zero since the Company incurred losses in each period presented herein.

Marketable  Securities  -  The  Company's  marketable  equity  securities  are
----------------------
classified as trading securities. Trading securities are stated at fair value, with unrealized gains and losses recognized in earnings.


3.     RESEARCH  AND  DEVELOPMENT
       --------------------------

Research and development expenditures are charged to expense as incurred. The Company incurred approximately $138,000 of research and development expenditures incurred from inception to December 31, 1999 were for the design and engineering of the Trocar performed by third parties.


4.     LEASES
       ------

The Company has an operating lease for its office space, which is renewed monthly. Total lease expense for the years ended December 31, 1999 and 1998 was approximately $11,000 and $7,000, respectively.

5.     MARKETABLE  SECURITIES
       ----------------------

Marketable  securities  at  December  31,  1999  consisted  of  the  following:

                         Cost      Gross Unrealized Loss   Fair Value
                         --------  ----------------------  -----------
Trading - common shares  $132,292  $                4,127  $   128,165
                         ========  ======================  ===========

6.     PROPERTY  AND  EQUIPMENT
       ------------------------

Property  and  equipment  at  December  31,  1999  consisted  of  the following:

                           Useful
                            Life
                          --------

Equipment                 3 years   $11,158
Molds                     3 years    31,471
                                    -------
                                     42,629
Accumulated depreciation             (5,148)
                                    $37,481
                                    =======

7.     COMMON  STOCK
       -------------

Subsequent to December 31, 1999, the Company's Board of Directors approved a two-for-one common stock split. All references throughout accompanying financial statements to number of shares of the Company's common stock have been restated retroactively.

8.     INCOME  TAXES
       -------------

The tax effect of significant temporary differences representing deferred tax assets and liabilities at December 31, 1999 are as follows:

Net  operating  loss  carryforward               $  69,000
Valuation  allowance                               (69,000)
                                                  --------
 Net  deferred  tax  asset                               -
                                                  ========


As of December 31, 1999, the Company has net operating loss carryforwards of approximately $200,000 which will expire, if unused, in 2019.


9.     MANAGEMENT'S  PLANS
       -------------------

The Company's losses for the years ended December 31, 1999 and 1998 amounted to approximately $498,000 and $447,000. As a result of these losses, the Company's working capital position and ability to generate sufficient cash flow to meet capital requirements have deteriorated. These matters raise doubt about the Company's ability to continue as a going concern without additional infusions of equity capital and ultimately achieving profitable operations. The Company is planning a direct participation offering to raise additional capital.


10.     COMMITMENTS  AND  CONTINGENCIES
        -------------------------------

Litigation  -  The  Company,  from  time to time, is also involved in claims and
----------
legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

Employment Agreement - The Company has entered into an employment agreement with
--------------------
one of its stockholders to sell the product within the state of Texas. The agreement includes commission and draw structure that is equivalent to 20% of the sales prices. This agreement designates certain facilities within the Texas geographic area. The agreement is for a two-year term beginning September 1, 1999 and can be extended for an additional one-year period.